                                                                   Exhibit 10.27


                               AGREEMENT OF LEASE

                                     between

                           HUDSON TELECOM CENTER, LLC,

                                    Landlord

                                       and

                    NET2000 COMMUNICATIONS REAL ESTATE, INC.,

                                     Tenant


                                325 Hudson Street
                               New York, New York


                              Mayer, Brown & Platt
                                  1675 Broadway
                            New York, New York 10019

                                TABLE OF CONTENTS

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                                                                             Page

DEFINITIONS ............................................................       1

ARTICLE 1
DEMISE, PREMISES, TERM, RENT ...........................................       7

ARTICLE 2
USE AND OCCUPANCY ......................................................       9

ARTICLE 3
ALTERATIONS ............................................................       9

ARTICLE 4
REPAIRS-FLOOR LOAD .....................................................      13

ARTICLE 5
WINDOW CLEANING ........................................................      15

ARTICLE 6
REQUIREMENTS OF LAW ....................................................      15

ARTICLE 7
SUBORDINATION ..........................................................      16

ARTICLE 8
RULES AND REGULATIONS ..................................................      19

ARTICLE 9
INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT ......................      20

ARTICLE 10
DESTRUCTION-FIRE OR OTHER CAUSE ........................................      22

ARTICLE 11
EMINENT DOMAIN .........................................................      23

ARTICLE 12
ASSIGNMENT, SUBLETTING, MORTGAGE, ETC ..................................      25

ARTICLE 13
ELECTRICITY AND FUEL ...................................................      30

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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE 14
ACCESS TO PREMISES .....................................................      32

ARTICLE 15
CERTIFICATE OF OCCUPANCY ...............................................      33

ARTICLE 16
DEFAULT ................................................................      33

ARTICLE 17
REMEDIES AND DAMAGES ...................................................      36

ARTICLE 18
FEES AND EXPENSES ......................................................      38

ARTICLE 19
NO REPRESENTATIONS BY LANDLORD .........................................      39

ARTICLE 20
END OF TERM ............................................................      40

ARTICLE 21
QUIET ENJOYMENT ........................................................      41

ARTICLE 22
FAILURE TO GIVE POSSESSION .............................................      41

ARTICLE 23
NO WAIVER ..............................................................      42

ARTICLE 24
WAIVER OF TRIAL BY JURY ................................................      42

ARTICLE 25
INABILITY TO PERFORM ...................................................      43

                               TABLE OF CONTENTS
                                   (continued)

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
ARTICLE 26
BILLS AND NOTICES ......................................................      43

ARTICLE 27
ESCALATION .............................................................      44

ARTICLE 28
SERVICES ...............................................................      49

ARTICLE 29
PARTNERSHIP TENANT .....................................................      52

ARTICLE 30
SECURITY ...............................................................      53

ARTICLE 31
[Intentionally Omitted .................................................      54

ARTICLE 32
CAPTIONS ...............................................................      54

ARTICLE 33
PARTIES BOUND ..........................................................      55

ARTICLE 34
BROKER .................................................................      55

ARTICLE 35
INDEMNITY ..............................................................      55

ARTICLE 36
ADJACENT EXCAVATION-SHORING ............................................      56

ARTICLE 37
MISCELLANEOUS ..........................................................      57

ARTICLE 38
RENT CONTROL ...........................................................      58

                                TABLE OF CONTENTS
                                   (continued)

                                                                             Page

ARTICLE 39
ROOF RIGHTS AND TELECOMMUNICATIONS CARRIERS ...........................       59

ARTICLE 40
RENEWAL TERM ..........................................................       59

SCHEDULE A
RULES AND REGULATIONS .................................................      A-1

SCHEDULE B
ROOF RIGHTS, LOADING DOCK AND BASEMENT ................................      B-1

SCHEDULE C
TELECOMMUNICATIONS CARRIERS ...........................................      C-1

EXHIBIT A
LANDLORD'S WORK .......................................................      A-1

EXHIBIT B
LANDLORD'S BASE BUILDING WORK .........................................      B-1

         AGREEMENT OF LEASE, made as of the 31st day of October, 1999, between Landlord and Tenant.

                                  WITNESSETH:

                  The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.

                                  DEFINITIONS

                  Capitalized terms used herein and not defined elsewhere in this Lease shall have the meanings set forth below, each of which definition shall be included within, and an integral and substantive part of, the terms, covenants and provisions of this Lease:

                  "ADA" shall mean the Americans with Disabilities Act of 1990, Public Law 101-336, U.S.C. Section 12101 et seq., as the same may be hereafter amended from time to time, together with all regulations and guidelines promulgated pursuant thereto or in connection therewith.

                  "ADA Bathroom" shall have the meaning set forth in Article 19 hereof.

                  "ADA Tenant Fund" shall have the meaning set forth in Section
3.4 hereof.

                  "Alterations" shall mean alterations, installations, improvements, additions or other physical work or changes in or about the Premises or any Licensed Area.

                  "Applicable Rate" shall mean the lesser of (x) two (2) percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

                  "Assessed Valuation" shall have the meaning set forth in
Section 27.1 hereof.

                  "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., or any statute of similar nature and purpose.

                  "Base Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

                  "Base Taxes" shall have the meaning set forth in Section 27.1 hereof.

                  "Broker" shall have the meaning set forth in Article 34 hereof.

                  "Building" shall mean all the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land and any and all alterations and replacements thereof, additions thereto and substitutions therefor, known by the address of 325 Hudson Street, New York, New York.

                  "Building Systems" shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building except for the distribution portions located within the Premises.

                  "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of New York or the Federal Government or by the labor unions servicing the Building as legal holidays.

                  "Carriers" shall have the meaning set forth in Schedule C, attached hereto and made a part hereof.

                  "Commencement Date" shall have the meaning set forth in
Section 1.1 hereof.

                  "Comparison Year" shall have the meaning set forth in Section
27.1 hereof.

                  "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area, All Items (1982-84=100), or any successor index thereto, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau "shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Consumer Price Index. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration. The costs of such arbitration shall be shared equally by Landlord and Tenant.

                  "Deficiency" shall have the meaning set forth in Section 17.2 hereof.

                  "Electricity Additional Rent" shall have the meaning set forth in Section 13.2 hereof.

                  "Escalation Rent" shall mean either individually or collectively, as the case may be, the Tax Payment and the Porters' Wage Payment.

                  "Event of Default" shall have the meaning set forth in Section
16.1 hereof.

                  "Expiration Date" shall mean the Fixed Expiration Date or such earlier or later date on which the Term shall sooner or later end pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

                  "Fair Market Rent" shall have the meaning set forth in Section
40.3 hereof.

                  "First Rental Period" shall have the meaning set forth in
Section 1.1 hereof.

                  "Fixed Expiration Date" shall have the meaning set forth in
Section 1.1 hereof.

                  "Fixed Rent" shall have the meaning set forth in Section 1.1 hereof.

                  "Generator" shall have the meaning set forth in Schedule C, attached hereto and made a part hereof.

                  "Governmental Authority (Authorities)" shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

                  "HVAC" shall mean heat, ventilation and air conditioning.

                  "Increase" shall have the meaning set forth in Section 27.4 hereof.

                  "Indemnitees" shall mean Landlord, Mortgagee and Lessor, the partners comprising Landlord, Mortgagee and Lessor and the partners, shareholders, officers, directors, employees and agents (including, without limitation, leasing and managing agents) of Landlord, Mortgagee and Lessor and of the partners thereof.

                  "Initial Alterations" shall mean the Alterations to be made by Tenant to initially prepare the Premises and Licensed Areas for Tenant's use and occupancy.

                  "Landlord", on the date as of which this Lease is made, shall mean Hudson Telecom Center, LLC, having an office at 400 Montgomery Street, San Francisco, California 94104, but after a sale or transfer of the Building or Real Property, "Landlord" shall mean the fee owner of the Building or Real Property, as the case may be, and if there shall exist a Superior Lease, the Lessee thereunder.

                  "Landlord's Appraiser" shall have the meaning set forth in
Section 40.3. hereof.

                  "Landlord's Determination" shall have the meaning set forth in
Section 40.3 hereof.

                  "Landlord's Notice" shall have the meaning set forth in
Section 40.3 hereof.

                  "Landlord's Work" shall have the meaning set forth in Article 19 hereof.

                  "Landlord's Base Building Work" shall mean the items set forth in Exhibit B attached hereto.

                  "Lessor(s)" shall mean a lessor under a Superior Lease.

                  "Licensed Area(s)" shall mean, individually and collectively as the context requires, an area or areas of the Building where Tenant is granted a nonexclusive or exclusive license pursuant to the terms of this Lease to install, maintain and operate (w) its telecommunication equipment and facilities, including, without limitation, the appropriate wiring and cabling associated therewith, in order to conduct its business and (x) the Generator.

                  "Licensed Area(s) Fair Market Rent" shall have the meaning set forth in Section 40.3 hereof.

                  "Licensed Area(s) Rental Value" shall have the meaning set forth in Section 40.3 hereof.

                  "Licensed Area Space Factor" shall mean the number of rentable square feet contained in the Licensed Area(s), as determined by Landlord and set forth in a notice given by Landlord to Tenant after such determination.

                  "Local 32B" shall have the meaning set forth in Section 27.1 hereof.

                  "Mortgage(s)" shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

                  "Mortgagee(s)" shall mean any trustee, mortgagee or holder of a Mortgage.

                  "Mutual Determination" shall have the meaning set forth in
Section 40.3 hereof.

                  "Nondisturbance Agreement" shall have the meaning set forth in
Section 7.1 hereof.

                  "Overtime Periods" shall have the meaning set forth in Section
28.3 hereof.

                  "Parties" shall have the meaning set forth in Section 37.2 hereof.

                  "Partner" or "partner" shall mean any general partner of Tenant.

                  "Partnership Tenant" shall have the meaning set forth in
Article 29 hereof.

                  "Person(s)" or "person(s)" shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

                  "Porters" shall have the meaning set forth in Section 27.1 hereof.

                  "Porters' Wage Factor" shall have the meaning set forth in
Section 27.1 hereof.

                  "Porters' Wage Payment" shall have meaning set forth in
Section 27.1 hereof.

                  "Premises" shall mean, subject to the provisions of Section
4.3 hereof, the entire rentable area of the tenth (10th) Floor of the Building which contains approximately eighteen thousand six hundred ninety-seven (18,697) rentable square feet.

                  "Premises Fair Market Rent" shall have the meaning set forth in Section 40.3 hereof.

                  "Premises Rental Value" shall have the meaning set forth in
Section 40.3 hereof.

                  "Prevailing Rate" shall have the meaning set forth in Section
12.6 hereof.

                  "R.A.B." shall have the meaning set forth in Section 27.1 hereof.

                  "Real Property" shall mean the Building, together with the plot of land upon which it stands.

                  "Related Entity" shall have the meaning set forth in Section
12.4 hereof.

                  "Renewal Notice" shall have the meaning set forth in Section
40.1 hereof.

                  "Renewal Option" shall have the meaning set forth in Section
40.1 hereof.

                  "Renewal Term" shall have the meaning set forth in Section
40.1 hereof.

                  "Rent Commencement Date" shall mean the date which is five (5) months after the Commencement Date.

                  "Rent Notice" shall have the meaning set forth in Section 40.3 hereof.

                  "Rent Per Square Foot" shall have the meaning set forth in
Section 12.7 hereof.

                  "Rental" shall mean and be deemed to include Fixed Rent, Escalation Rent, all additional rent and any other sums payable by Tenant hereunder.

                  "Requirement Period" shall have the meaning set forth in
Section 27.4 hereof.

                  "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in order under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property or any portion thereof.

                  "Rules and Regulations" shall mean the rules and regulations annexed hereto and made a part hereof as Schedule A, and such other and further reasonable rules and regulations as Landlord or Landlord's agents may from time to time adopt on at least ten (10) Business Days' prior written notice, subject to Tenant's rights to dispute the reasonableness thereof as provided in Article 8 hereof.

                  "Second Rental Period" shall have the meaning set forth in
Section 1.1 hereof.

                  "Space Factor" shall mean the sum of (x) eighteen thousand six hundred ninety-seven (18,697) and (y) the Licensed Area Space Factor as the same may be increased or decreased pursuant to the terms hereof.

                  "Sublease Expenses" shall have the meaning set forth in
Section 12.7 hereof.

                  "Sublease Profit" shall have the meaning set forth in Section
12.7 hereof.

                  "Sublease Rent" shall have the meaning set forth in Section
12.7 hereof.

                  "Sublease Rent Per Square Foot" shall have the meaning set forth in Section 12.7 hereof.

                  "Sublease Statement" shall have the meaning set forth in
Section 12.6 hereof.

                  "Superior Lease(s)" shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made and all renewals, extensions, supplements, amendments and modifications thereof.

                  "Tax Payment" shall have the meaning set forth in Section 27.2 hereof.

                  "Tax Statement" shall have the meaning set forth in Section
27.1 hereof.

                  "Tax Year" shall have the meaning set forth in Section 27.1 hereof.

                  "Taxes" shall have the meaning set forth in Section 27.1 hereof.

                  "Tenant", on the date as of which this Lease is made, shall mean Net2000 Communications Real Estate, Inc., a Delaware corporation, having its principal office at Net2000 Communications, 2195 Fox Mill, Herndon, Virginia 29171, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the originally named Tenant, any successor thereto or any assignee shall not be released from liability hereunder in the event of any assignment of this Lease.

                  "Tenant's Appraiser" shall have the meaning set forth in
Section 40.3 hereof.

                  "Tenant's Determination" shall have the meaning set forth in
Section 40.3 hereof.

                  "Tenant's Notice" shall have the meaning set forth in Section
40.3 hereof.

                  "Tenant's Property" shall mean Tenant's movable fixtures and movable partitions, telephone and other communication equipment, computer terminals, furniture, furnishing, decorations and other items of personal property.

                  "Tenant's Share" shall mean Ten and 71/100 percent (10.71%), as the same may be increased or decreased pursuant to the terms hereof.

                  "Term" shall mean a term which shall commence on the Commencement Date and shall expire on the Expiration Date.

                  "Third Appraiser" shall have the meaning set forth in Section
40.3 hereof.

                  "Wage Rate" shall have the meaning set forth in Section 27.1 hereof.

                  "Wage Statement" shall have the meaning set forth in Section
27.1 hereof.

                  "Unavoidable Delays" shall have the meaning set forth in
Article 25 hereof.

                                    ARTICLE 1
                          DEMISE, PREMISES, TERM, RENT

                  Section 1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence on the date which is the earlier of (x) the date Landlord shall complete item (a) of Landlord's Work and deliver possession of the Premises to Tenant and (y) the date on which Tenant shall take possession of the Premises or any part thereof (the earlier of the dates set forth in clauses (x) and (y) is referred to as the "Commencement Date") and to end on the last day of the month in which occurs the date immediately preceding the fifteenth (15th) anniversary of the Rent Commencement Date (the "Fixed Expiration Date"), at an annual rent (the "Fixed Rent") of:

         with respect to the Premises:

                  (1) Five Hundred Ninety-Eight Thousand Three Hundred Four and 00/100 Dollars ($598,304.00; $49,858.67 per month) for the period commencing on the Rent Commencement Date and ending on the day immediately preceding the fifth
(5th) anniversary of the Commencement Date (the "First Rental Period");

                  (2) Six Hundred Fifty-Four Thousand Three Hundred Ninety-Five and 00/100 Dollars ($654,393.00; $54,532.92 per month) for the period commencing on the day next succeeding the end of the First Rental Period and ending on the day immediately preceding the tenth (10th) anniversary of the Commencement Date (the "Second Rental Period");

                  (3) Seven Hundred Ten Thousand Four Hundred Eighty-Six and 00/100 Dollars ($710,486.00; $59,207.17 per month) for the period commencing on the day next succeeding the end of the Second Rental Period and ending on the Fixed Expiration Date (the "Third Rental Period"); and

with respect to the Licensed Area(s):

(1) the product of (x) the Licensed Area Space Factor and (y) Sixteen and 00/100 Dollars for the First Rental Period; and

(2) the product of (x) the Licensed Area Space Factor and (y) Seventeen and 50/100 Dollars for the Second Rental Period; and

(3) the product of (x) the Licensed Area Space Factor and (y) Eighteen and 00/100 Dollars for the Third Rental Period;

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance, on the first (1st) day of each calendar month during the Term commencing on the Rent Commencement Date, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever, except that Tenant shall pay the first monthly installment of Fixed Rent on the full execution hereof.

         Section 1.2 If the Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, on the Rent Commencement Date Tenant shall pay to Landlord a sum equal to Eight Hundred Thirty and 98/100 Dollars ($830.98), multiplied by the number of calendar days in the period from the Rent Commencement Date to the last day of the month in which the Rent Commencement Date shall occur, both dates inclusive.

                                    ARTICLE 2
                                USE AND OCCUPANCY


         Section 2.1 Tenant shall use and occupy the Premises as general and executive offices (including uses and activities incidental thereto) including for the installation, operation and maintenance of switching and transmission equipment and the Licensed Area(s) for the Generator and other peripheral equipment in connection with Tenant's telecommunication business and, in each instance, for no other purpose.

         Section 2.2 Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for a banking, trust company, depository, guarantee or safe deposit business, retail brokerage or securities business, (2) as a savings bank, a savings and loan association, or as a loan company, (3) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing, or (4) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises).

                                    ARTICLE 3
                                   ALTERATIONS


         Section 3.1 (A) Tenant shall not make any Alterations without Landlord's prior consent. Landlord agrees not to unreasonably withhold or delay its consent to any proposed Alterations, provided that such Alterations (i) do not affect any part of the Building other than the Premises, or require any alterations to be performed in, or made to, any portion of the Building or the Real Property other than the Premises, (ii) do not adversely affect the Building Systems, (iii) do not affect any service required to be furnished by Landlord to Tenant (unless Tenant agrees to waive same) or to any other tenant or occupant of the Building, (iv) do or will not affect the certificate of occupancy for the Building or the Premises, and (v) do not affect the structural components or integrity of the Building. Notwithstanding the foregoing, as part of the Initial Alterations, Landlord agrees not to unreasonably withhold or delay its consent to any of the following Alterations: (1) the installation of a dry cooler unit to furnish air conditioning to the Premises which dry cooler equipment shall be located on the roof of the Building at a location designated by Landlord in its sole discretion, subject to the provisions of Schedule B attached hereto and made a part hereof, (2) the installation of four inch condensate drains in the Premises for the HVAC equipment to be installed by Tenant in the Premises, (3) the removal or capping of any heating systems or portions thereof (other than steam risers and returns) located in the Premises, (4) an FM-200 fire suppression system within the Premises (which system shall be connected to the Building life safety system), (5) the relocation of any piping or other equipment presently hung from the ceiling of the Premises, (6) the modification of the Building's sprinkler system serving the Premises to a dry pipe system and to relocate any sprinkler piping passing through the Premises, provided that with respect to each of the items numbered (1) through (6), (w) the Building Systems of the Building are not adversely affected thereby, (x) services to any other portion of the Building, including, without limitation, any tenantable space is not adversely affected (y) the use and occupancy of any other tenantable space shall not be affected and (z) such Alterations are performed in accordance with, and subject to, the terms and conditions of this
Article 3 as part of the Initial Alterations.

                  (B) (1) Prior to making any Alterations Tenant shall (i) if required hereunder, submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, (ii) supply such additional information regarding the Alteration as Landlord shall reasonably request, (iii) at Tenant's expense, obtain all permits, approvals and certificates required by any Governmental Authorities, and (iv) furnish to Landlord certificates thereof of workers' compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies authorized to do business in New York, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insures. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Landlord with copies thereof (it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made at Tenant's expense, by a Person designated by Landlord), together with the "as-built" plans and specifications for such Alterations. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord, and strictly in compliance with all Requirements, Insurance Requirements, the Rules and Regulations and all rules and regulations relating to Alterations promulgated by Landlord, in its reasonable judgment. No materials or equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. In addition, no Alteration at a cost for labor and materials (as reasonably estimated by Landlord's architect, engineer or contractor) in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) (which amount shall be increased on the third (3rd) anniversary of the Commencement Date and annually thereafter by the annual percentage increase, if any, in the Consumer Price Index from that in effect on the immediately preceding anniversary of the Commencement Date), either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, shall be undertaken prior to Tenant's delivering to Landlord either (i) a performance bond and labor and materials payment bond (issued by a surety company and in form reasonably satisfactory to Landlord), each in an amount equal to 125% of such estimated cost, or (ii) such other security as shall be reasonably satisfactory to Landlord. All Alterations requiring Landlord's consent shall be performed only under the supervision of an independent licensed architect reasonably satisfactory to Landlord.

                  (C) Tenant shall be permitted to perform Alterations during the hours reasonably prescribed by Landlord taking into account the nature of the Alterations and the use and occupancy of the Building by other tenants. All Tenant's Property installed by Tenant and all Alterations in and to the Premises which may be made by Tenant at its own cost and expense prior to and during the Term, shall remain the property of Tenant, and upon the Expiration Date or earlier end of the Term, shall be removed from the Premises by Tenant; provided, however, that Tenant shall repair and restore in a good and worker like manner to good condition any damage to the Premises or the Building caused by such removal.

                  (D) All Alterations shall be performed by contractors, subcontractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld except with respect to any Alterations affecting any Building System or structural components of the Building), at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate. Landlord agrees that provided that Tenant shall furnish Landlord with all information reasonably requested by Landlord with respect to a proposed contractor, Landlord shall either approve or disapprove such contractor within ten (10) days after such request is made and such information is furnished to Landlord.

                  (E) Any mechanic's lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within fifteen (15) days after Tenant shall have received notice thereof, at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, employ, or permit the employment of, any contractor, mechanic, laborer or subcontractor in the Premises, whether in connection with any Alteration or otherwise, if such employment would unreasonably interfere or cause any conflict with other contractors, mechanics, laborers or subcontractors engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or of any adjacent property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics, laborers or subcontractors causing such interference or conflict to leave the Building immediately.

         Section 3.2 Tenant shall pay to Landlord within thirty (30) days of demand and as additional rent in connection with any Alteration, including, without limitation, the Initial Alterations, the reasonable out-of-pocket expenses incurred by Landlord in connection with such Alteration.

         Section 3.3 With respect to all Alterations, including, without limitation all repair work and improvements made by Tenant pursuant to the provisions of this Lease, Landlord shall have the right at all times to monitor the performance of an Alteration for compliance with the Building regulations and procedures, Requirements, Insurance Requirements, Rules and Regulations and the terms and conditions of this Article 3. If Landlord reasonably determines that any of such Building regulations and procedures, Requirements, Insurance Requirements, Rules and Regulations or terms and conditions are not being complied with in all material respects, Landlord shall notify Tenant of such non-compliance, and if such non-compliance is not corrected (i) within fifteen
(15) days of such written notice, or (ii) immediately in cases of emergency or in cases where the safety of people or property is threatened, then Landlord may immediately require the cessation of all work being performed in or around the Premises until such time as Landlord is reasonably satisfied that the applicable Building regulations and procedures, Requirements, Insurance Requirements, Rules and Regulations or terms and conditions will be observed.

         Section 3.4 (A) In the event Landlord shall elect pursuant to Article 19 below not to construct the ADA Bathroom as described in clause (b) of Landlord's Work, Landlord shall contribute an amount not to exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (the "ADA Tenant Fund") toward the cost of the construction of the ADA Bathroom only, provided that up to ten percent (10%) of the ADA Tenant Fund may be applied toward so-called "soft costs" incurred by Tenant in connection with the construction of the ADA Bathroom only, including the reasonable fees and disbursements of architects, engineers and other professionals and consultants, together with permit, filing and other similar fees and charges.

                  (B) Landlord shall, within fifteen (15) days after receipt of the items set forth in Section 3.4(C) hereof, render payment to Tenant for construction of the ADA Bathroom, provided that there shall be no default which has occurred and is continuing on the date of the request for such payment and on the date such payment is to be made. The payment for such construction shall be made from the ADA Tenant Fund.

                  (C) Landlord's obligation to make payment from the ADA Tenant Fund shall be subject to Landlord's verification of the total cost of the ADA Bathroom and receipt of: (a) a request for such payment from Tenant signed by the designated representative of Tenant, together with a certification regarding
(i) the fact that the ADA Bathroom has been completed and (ii) aggregate amount paid by Tenant with respect to construction of the ADA Bathroom, (b) copies of all receipts, invoices and bills for the completed work and materials furnished in connection with the construction of the ADA Bathroom and incorporated in the Premises which have been paid by Tenant, (c) copies of all contracts, work orders, change orders and other materials relating to the work or materials which are the subject of the requested payment, (d) a certificate of Tenant's independent licensed architect stating (i) that, in his opinion, the ADA Bathroom construction was performed in a good and workerlike manner and substantially in accordance with the final detailed plans and specifications for such ADA Bathroom, as approved by Landlord and (ii) the construction of the ADA Bathroom is complete other than minor punchlist items and (e) unconditional waivers of lien from all contractors, subcontractors and materialmen who performed the work, or furnished the materials in connection with the ADA Bathroom.

                  (D) In no event shall the amount paid by Landlord to Tenant under this Section 3.4 exceed the amount of the ADA Tenant Fund. Upon the completion of the construction of the ADA Bathroom, any amount of the ADA Tenant Fund which has not been used to pay for the construction of the ADA Bathroom shall be retained by Landlord. Upon the payment of the entire ADA Tenant Fund (or the portion thereof if upon completion of the ADA Bathroom the ADA Tenant Fund is not exhausted), Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the ADA Tenant Fund to Tenant. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the ADA Bathroom, whether or not the ADA Tenant Fund is sufficient to fund such completion. Any costs to complete the construction of the ADA Bathroom in excess of the ADA Tenant Fund shall be the sole responsibility and obligation of Tenant.

                                    ARTICLE 4
                               REPAIRS-FLOOR LOAD

         Section 4.1 Landlord shall operate, maintain and make all necessary repairs (both structural and nonstructural) to the Building Systems and the public portions of the Building and the structural portions of the Premises, both exterior and interior, as well as latent defects in the portions of the Building outside of the Premises and the structural components of the Premises, in conformance with standards applicable to comparable buildings in Manhattan. Tenant shall give Landlord prompt notice after discovery by Tenant of any condition in any Building System, located in, servicing or passing through the Premises which gives rise to or may give rise to an obligation of Landlord to repair. Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the exclusive Licensed Area(s) and the fixtures, equipment and appurtenances therein and make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Articles 10 and 11 hereof. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, negligent omission, neglect or improper conduct of, or Alterations made by, Tenant, Tenant's agents, employees, invitees or licensees, and not covered by Landlord's insurance policies and any waiver of subrogation in favor of Tenant thereon, shall be repaired at Tenant's sole reasonable cost and expense, either by Tenant to the reasonable satisfaction of Landlord (if the required repairs are nonstructural in nature and do not affect any Building System), or by Landlord (if the required repairs are structural in nature or affect any Building System). Tenant also shall repair all damage to the Building and the Premises and the Licensed Area(s) to the extent caused by the moving, placement or replacement of Tenant's Property. All the aforesaid repairs shall be of first quality and class consistent with first class office building work or construction and shall be made in accordance with the provisions of Article 3 hereof If Tenant fails after thirty (30) days' notice (or such shorter period (but in no event less than five (5) days or such shorter period as may be required due to an emergency) as Landlord may be permitted pursuant to any Superior Lease or Mortgage) to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the reasonable expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate from the time the expense was incurred, shall be forthwith paid to Landlord as additional rent within thirty
(30) days after rendition of a bill or statement therefor.

         Section 4.2 Tenant shall not place a load upon any floor of the Premises exceeding two hundred (200) pounds per useable square foot "live load," and with respect to the Licensed Area(s) Tenant shall not place a load thereupon exceeding the "live load" for which such Area was designed. Tenant shall neither place nor move any safe, heavy machines or machinery, heavy equipment, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld. All work in connection therewith shall comply with the Requirements and Insurance Requirements, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance, other than a de minimis amount thereof Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.

         Section 4.3 Subject to the provisions of Section 4.4 hereof, Landlord also shall have the right at any time, without the same constituting (i) a breach by Landlord of any provisions of this Lease, (ii) a breach of Tenant's quiet enjoyment, (iii) an actual or constructive eviction, or (iv) a release of Tenant's obligations to pay Fixed Rent, Escalation Rent, or any items of Rental, and without incurring any liability to Tenant therefor, to repair, change or otherwise alter the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other space within the Building other than the Premises and to change the name, number or designation by which the Building is commonly known, provided any such repair, change or alteration (a) does not unreasonably deprive Tenant of access to the Building or the Premises, or (b) does not reduce the rentable area (except by a de minimis amount) of the Premises. All parts (except surfaces facing the interior of the Premises) of all floors, ceilings, walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, all roofs adjacent to the Premises, ail space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets, and other Building facilities) are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

         Section 4.4 Landlord shall use its reasonable efforts to minimize interference with Tenant's access to the Building and the Premises and enjoyment, use and occupancy of the Premises in making any repairs, alterations, additions or improvements and to perform and complete such repairs, alterations, additions or improvements with due diligence; provide however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever.

                                    ARTICLE 5
                                WINDOW CLEANING


         Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.


                                    ARTICLE 6
                              REQUIREMENTS OF LAW

         Section 6.1 (A) Tenant, at its sole expense, shall comply with all Requirements, including, without limitation, ADA (subject to Landlord's obligations pursuant to Article 19 hereof), applicable to the manner of use of the Premises and the Licensed Area(s) by Tenant, the making of Alterations or the result of the making thereof and those applicable by reason of the nature or type of business conducted in, or manner of use by Tenant of, the Premises and the Licensed Area(s). Tenant shall not do or permit to be done any act or thing upon the Premises or the Licensed Area(s) which will invalidate or be in conflict with a standard all-risk insurance policy; and shall not do, or permit anything to be done in or upon the Premises or the Licensed Area(s), or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, the Insurance Services Office or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner (as opposed to mere use as general "offices") which specifically because of such use shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect on the Commencement Date. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement within thirty (30) days of demand by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the Insurance Services Office, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building.

         (B) Landlord, at its sole cost and expense (but subject to recoupment as provided in Article 27 hereof), shall comply with all other Requirements applicable to the Premises and the Building, other than those Requirements which Tenant or other tenants or occupants of the Building shall be required to comply with, subject to Landlord's right to contest the applicability or legality thereof. Landlord acknowledges that except as described in Section 6.1(A) hereof Tenant shall have no responsibility for failure of the Building or the common areas of the Building in which Tenant has appurtenant rights to comply with any Requirements which are in effect and applicable to the Building or the common areas of the Building in which Tenant has appurtenant rights any other rights under this Lease.

                                    ARTICLE 7
                                  SUBORDINATION

         Section 7.1 If a Mortgage or Superior Lease shall encumber the Premises, (a) any such Mortgagee shall execute and deliver to Tenant an agreement to the effect that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder provided no Event of Default shall then be existing and/or (b) any such Lessor shall execute and deliver to Tenant an agreement to the effect that if its Superior Lease shall terminate or be terminated for any reason, Lessor will recognize Tenant as the direct Tenant of such Lessor on the same terms and conditions as are contained in this Lease (subject to the provisions, hereinafter set forth, including, without limitation, Section 7.2 hereof) provided no Event of Default shall then be existing (any such agreement, or any agreement of similar import, shall be reasonably satisfactory to such Lessor or Mortgagee and shall contain such terms and conditions which are reasonable and customary, including, without limitation, the terms set forth in Section 7.2, being hereinafter called a "Nondisturbance Agreement"). Provided that any Mortgagee or Lessor has delivered a Nondisturbance Agreement to Tenant as set forth in this Section 7.1, this Lease shall be subject and subordinate to such Superior Lease and to such Mortgage, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder, however, Tenant shall execute and deliver promptly any certificate that Landlord may request in confirmation of such subordination. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. Tenant shall not do anything that would constitute a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if in connection with the entering into of a Superior Lease, any Mortgagee or Lessor shall request reasonable modifications of this Lease that do not increase the monetary obligations of Tenant under this Lease or materially or adversely affect the rights or obligations of Tenant under this Lease, Tenant shall make such modifications.

         Section 7.2 If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, subject to the terms of any Nondisturbance Agreement then in effect, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of Section 7.1 hereof and this Section 7.2, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises, and provided further that such owner, Lessor or Mortgagee, as the case may be, or anyone claiming by, through or under such owner, Lessor or Mortgagee, as the case may be, including a purchaser at a foreclosure sale, shall not be:

                  (1) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), or

                  (2) subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord), or

                  (3) bound by any payment of Rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date upon which such payment was due, or

                  (4) bound by any obligation to make any payment to or on behalf of Tenant, including, without limitation, payments on account of any ADA Tenant Fund, or

                  (5) bound by any obligation to perform any work or to make improvements to the Premises, except for (i) repairs and maintenance pursuant to the provisions of Article 4, the need for which repairs and maintenance first arises after the date upon which such owner, Lessor, or Mortgagee shall be entitled to possession of the Premises, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner, Lessor or Mortgagee, and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 11 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner, Lessor or Mortgagee, or

                  (6) bound by any amendment or modification of this Lease made without its consent, or

                  (7) bound to return Tenant's security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

Notwithstanding the foregoing, this Lease shall not terminate by reason of the termination of any Superior Lease without the prior written consent of the Mortgagee. The provisions of this Section 7.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument other than a Nondisturbance Agreement shall be required to give effect to said provisions. Tenant, however, within five (5) days after written notice of any such owner, Lessor or Mortgagee, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 7.2, including a Nondisturbance Agreement reasonably satisfactory to any such owner, Lessor or Mortgagee, and acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 7.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

If required by the Mortgagee or the Lessor, Tenant promptly shall join in any Nondisturbance Agreement to indicate its concurrence with the provisions thereof and its agreement set forth in Section 7.2 hereof to attorn to such Mortgagee or Lessor, as the case may be, as Tenant's landlord hereunder. Tenant shall promptly so accept, execute and deliver any Nondisturbance Agreement proposed by any such Mortgagee or Lessor which conforms with the provisions of this Article
7. Any such Nondisturbance Agreement may also contain other reasonable and customary terms and conditions as may otherwise be required by such Mortgagee or Lessor.

         Section 7.3 (a) From time to time, within fifteen (15) days next following request by Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord, such Mortgagee or such Lessor a written statement executed by Tenant, in form reasonably satisfactory to Landlord, such Mortgagee or such Lessor, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, additional rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 7.3(a) may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by an assignee of any mortgagee, or by any Lessor.

                  (b) From time to time, within seven (7) days next following request by Tenant, Landlord shall deliver to Tenant a written statement executed by Landlord, in form reasonably satisfactory to Tenant, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, additional rent and other items of Rental have been paid, (3) stating whether or not, to the best knowledge of Landlord, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (4) as to any other matters reasonably requested by Tenant.

         Section 7.4 As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant within thirty (30) Business Days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

         Section 7.5. Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Real Property, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Real Property. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request.


                                    ARTICLE 8
                             RULES AND REGULATIONS

         Tenant and Tenant's contractors, employees, agents, invitees and licensees and any Person claiming by, through or under Tenant shall comply with the Rules and Regulations. If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, the dispute shall be determined by arbitration in the City of New York in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord within fifteen (15) days after receipt by Tenant of notice of the adoption of any such additional Rule or Regulation. The costs of such arbitration shall be paid by the unsuccessful party. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation against Tenant which Landlord shall not then be enforcing against all other office tenants in the Building.


                                    ARTICLE 9
                  INSURANCE, PROPERTY LOSS OR DAMAGE: REIMBURSE

         Section 9.1 (A) Except due to the gross negligence of Landlord, its agents or employees, neither Landlord nor its agents shall be liable (i) for any injury or damage to persons or property, or interruption of Tenant's business, resulting from fire or other casualty, (ii) for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work, nor (iii) for any latent defect in the Premises, the Licensed Area(s) or in the Building (except to the extent Landlord shall be required to repair same pursuant to Article 4 hereof). Nothing in the foregoing shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 35 hereof in order to recoup for payments made to compensate for losses of third parties.

                  (B) Subject to the provisions of Section 4.4 hereof, if at any time any windows of the Premises are temporarily closed, darkened or bricked-up by reason of repairs, maintenance, alterations or improvements to the Building or due to any Requirement, or any of such windows are permanently closed, darkened or bricked up due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental nor shall the same release Tenant from its obligations hereunder or constitute an eviction.

         Section 9.2 Tenant shall obtain and keep in full force and effect (i) an "all-risk" insurance policy for Tenant's Alterations and Tenant's Property at the Premises and in the Licensed Area(s), (ii) a policy of commercial general liability and property damage insurance on an occurrence basis on the standard ISO form with such exceptions, exclusions and endorsements as Landlord shall reasonably approve, with a broad form contractual liability endorsement, (iii) such workers compensation insurance as may be required by applicable Requirements, and (iv) business interruption insurance in commercially reasonable amounts and periods and covering Tenant's obligations, including, without limitation, its obligations under this Lease. Such policies shall provide that Tenant is named as the insured. Landlord, Landlord's managing agent and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) shall be added as additional insureds, as their respective interests may appear. Such policy with respect to clause (ii) above shall include a provision under which the insurer agrees to indemnify and hold Landlord, Landlord's managing agent, and such Lessors and Mortgagees harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Article 35. In addition, the policy required to be carried pursuant to clause (ii) above shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that the policy shall be non-cancelable and non-modifiable with respect to Landlord, such managing agent, and such Lessors and Mortgagees (whose names and addresses shall have been furnished to Tenant) unless thirty (30) days' written notice shall have been given to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall immediately deliver to Landlord and any other additional insureds thereunder a copy of such notice. The minimum limits of liability under the policy of insurance required to be carried pursuant to clause (ii) above shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000 for injury (or death) to persons and damage to property, which amount shall be increased from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by prudent landlords of first-class office buildings in New York City. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "13."

         Section 9.3 Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building as may be insurable under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof or in such lesser amount as will avoid co-insurance (including an "agreed amount" endorsement).

         Section 9.4 On or prior to the Commencement Date, each party shall deliver to the other party appropriate insurance certificates including evidence of waivers of subrogation required pursuant to Section 9.5, required to be carried by each party pursuant to this Article 9. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty
(20) days prior to the expiration of such policy, and a copy of such replacement policy or certificates thereof shall be delivered by Tenant to Landlord upon request.

         Section 9.5 The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Licensed Area(s), the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party's agreement to name the other party as an additional insured shall be satisfied. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant's Property or Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.


                                   ARTICLE 10
                         DESTRUCTION-FIRE OR OTHER CAUSE

         Section 10.1 If the Premises shall be damaged by fire or other casualty, and if Tenant shall give prompt notice thereof to Landlord, the damage to the Premises, excluding damage to Alterations and Tenant's Property, shall be diligently repaired by and at the expense of Landlord to substantially the condition prior to the damage, with such modifications as shall be required in order to comply with Requirements, and from the date of such damage until such repairs shall be substantially completed (of which substantial completion Landlord shall promptly notify Tenant) the Fixed Rent, Escalation Rent and Space Factor shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant and not occupied by Tenant, as determined by Landlord in its reasonable discretion, bears to the total area of the Premises. Landlord shall have no obligation to repair any damage to, or to replace, any Alterations or Tenant's Property.

         Section 10.2 Anything contained in Section 10.1 to the contrary notwithstanding, if the Building shall be so damaged by fire or other casualty that, in Landlord's reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then Landlord, at Landlord's option, may, not later than forty-five (45) days following the damage, give Tenant a notice in writing terminating this Lease, provided that Landlord may not terminate this Lease unless it shall elect to terminate leases (including this Lease), affecting at least fifty percent (50%) of the rentable area of the Building. If Landlord elects to terminate this Lease, the Term shall expire upon a date set by Landlord, but not sooner than the ninetieth (90th) day after such notice is given, unless sooner if required by any Requirement or any Insurance Requirement, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. Upon the termination of this Lease under the conditions provided for in 10.2, Tenant's liability for Fixed Rent and Escalation Rent and additional rent shall cease and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be promptly refunded by Landlord to Tenant.

         Section 10.3 (A) Within forty-five (45) days after notice to Landlord of any damage described in Section 10.1 hereof, Landlord shall deliver to Tenant a statement prepared by a reputable contractor setting forth such contractor's good faith estimate as to the time required to repair such damage, exclusive of time required to repair any Alterations (which are Tenant's obligation to repair). If the estimated time period exceeds twelve (12) months from the date of such statement, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant (or such shorter period as required by any applicable Requirement or Landlord's insurance carrier), and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof.

                  (B) Notwithstanding the foregoing, if the Premises shall be substantially damaged during the last year of the initial or renewal Term, Landlord or Tenant may elect by notice, given within thirty (30) days after the occurrence of such damage, to terminate this Lease and if either party makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by such party and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 20 hereof. Tenant shall have no other options to cancel this Lease under this
Article 10.

         Section 10.4 This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.


                                   ARTICLE 11
                                 EMINENT DOMAIN

         Section 11.1 If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property and not the entire Premises shall be so acquired or condemned then, (1) except as hereinafter provided in this Section 11.1, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and the Space Factor shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation and Tenant's Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such acquisition or condemnation bears to the rentable area of the Building remaining after such acquisition or condemnation; (2) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a ninety (90) days' notice of termination of this Lease if Landlord shall elect to terminate leases (including this Lease), affecting at least fifty percent (50%) of the rentable area of the Building; and (3) if the part of the Real Property so acquired or condemned shall contain a portion of the Premises so that by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises or if, in Tenant's reasonable opinion, the portion of the Premises remaining shall be inadequate for Tenant to conduct its business at the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease. If any such thirty (30) days' notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this
Section 11.1, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit to a condition similar to that on the Commencement Date exclusive of Tenant's Alterations. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 11.1, the Fixed Rent shall be apportioned as of the earlier of (i) the date of sooner termination or (ii) vesting of title, and any prepaid portion of Fixed Rent or Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

         Section 11.2 In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section
11.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property included in such taking, and for any moving expenses, provided that same does not reduce any award or payment to Landlord.

         Section 11.3 If the whole or any part of the Premises shall be acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use; provided, however, that:

                  (i) if the acquisition or condemnation is for a period not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the Rental payable by Tenant hereunder, except that, if by reason of such acquisition or condemnation changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises, then a portion of such award or payment reasonably considered by Landlord as appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the Premises as provided in Section 11.1 hereof; or

                  (ii) if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; Tenant's share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of clause (i) above; provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease shall expire prior to the restoration of the Premises.


                                   ARTICLE 12
                     ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

         Section 12.1 Except as expressly permitted herein, Tenant, without the prior consent of Landlord in each instance, shall not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), mortgage or encumber its interest in this Lease, in whole or in part, (b) sublet, or permit the subletting of, the Premises or any part thereof, or (c) permit the Premises or Licensed Area(s) or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant. As part of, and directly related to, the conduct of Tenant's business Tenant may, without the prior consent of Landlord and specifically exempt from the terms of Section 12.2 and Section 12.5 hereof, place telecommunications equipment of its customers in the Premises for the exclusive use by Tenant for the exclusive transmission to and for the exclusive benefit of such customers, of telecommunications services; provided, however, that such customers shall not be granted access to operate such equipment, or the right to occupy, the Premises in connection therewith. At the request of Landlord made from time to time, Tenant shall promptly furnish Landlord with a list of such customers and identify the equipment of such customers located in the Premises.

         Section 12.2 If Tenant's interest in this Lease is assigned in violation of the provisions of this Article 12, such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than

Tenant, whether or not in violation of this Article 12, Landlord, after default by Tenant under this Lease, may collect any item of Rental of other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. No such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Tenant shall pay to Landlord a processing fee and the actual and reasonable attorneys' fees and disbursements incurred by or on behalf of Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Premises or any part thereof. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of Rental by Landlord from any person other than Tenant as provided in this
Section 12.2, nor any application of any such Rental as provided in this Section
12.2 shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant's part to be observed and performed. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. No assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance provided, however, if any subsequent modification or amendment of this Lease made without the consent of Tenant shall increase the obligations or liability of Tenant under this Lease, any prior tenant, including Tenant, shall not be liable with respect to any such increase, except if any such modification or amendment is made with a Related Entity of Tenant, Tenant shall be bound by such modification or amendment.

         Section 12.3 As long as Net2000 Communications Real Estate, Inc. or a Related Entity is Tenant hereunder, Tenant shall have the privilege subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to assign its interest in this Lease (i) to any corporation which is a successor to Net2000 Communications Real Estate, Inc. either by merger or consolidation,
(ii) to a purchaser of all or substantially all of Net2000 Communications Real Estate, Inc.'s assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities), or (iii) to a corporation or other entity which shall (1) control, (2) be under the control of, or (3) be under common control with, Net2000 Communications Real Estate, Inc. (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding voting stock of a corporation, or other majority equity and control interest if Tenant is not a corporation) (any such entity being a "Related Entity"). Tenant may also sublease all or any portion of the Premises to a Related Entity without the consent of Landlord. Any assignment or subletting described above may only be made upon the condition that (a) Tenant shall give Landlord at least thirty (30) days' prior written notice thereof, (b) any such assignee or subtenant shall continue to use the Premises as permitted under Section 2.1 hereof, (c) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intracorporate business purpose and is not made to circumvent the provisions of
Section 12.1 of this Article), and (d) any such assignee (other than a Related Entity) shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to or greater than Tenant's net worth and annual income and cash flow, as so determined, on the date of such assignment. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, and
(b) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed and (c) a duplicate original sublease in form and substance in accordance with the provisions of this Article 6 duly executed by Tenant, as sublandlord, and such Related Entity, as subtenant. Except as set forth above, either a transfer of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a partnership) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 12, including, without limitation the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this Section 12.4 shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter" market or through any recognized stock exchange.

         Section 12.4 (A) Notwithstanding the provisions of Section 12.1 hereof, if Landlord shall not exercise its rights pursuant to paragraph (B) of this
Section 12.4, Landlord shall not unreasonably withhold its consent to any subletting of the Premises (if Tenant proposes to sublet a portion of the Premises then, unless the context otherwise requires, references in this Section
12.4 to the Premises shall be deemed to refer to the portion of the Premises proposed to be sublet by Tenant), provided that:

                  (1) the Premises shall not without Landlord's prior consent, have been publicly advertised for subletting at a rental rate less than the prevailing rental rate set by Landlord for comparable space in the Building (the "Prevailing Rate");

                  (2) no Event of Default shall then exist;

                  (3) the proposed subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building,

                  (4) if Landlord has or within six (6) months thereafter reasonably expects to have suitable space available in the Building comparable to the space Tenant proposes to sublet, the proposed subtenant shall not be a person or entity with whom Landlord is then negotiating or has received or given an offer to comparable lease space in the Building;

                  (5) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant shall not (a) be likely to materially increase Landlord's operating expenses beyond that which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building; (b) materially increase the burden on existing cleaning services or elevators over the burden prior to such proposed subletting; (c) require any alterations to be performed in or made to any portion of the Building or the Real Property other than the Premises; or (d) violate any provision or restrictions herein relating to the use or occupancy of the Premises;

                  (6) the subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance;

                  (7) the subletting shall end no later than one (1) day before the Expiration Date and shall not be for a term of less than two (2) years unless it commences less than two (2) years before the Expiration Date;

                  (8) no subletting shall be for less than 2,200 contiguous rentable square feet and at no time shall there be more than three (3) occupants, including Tenant, in the Premises; and

                  (9) such sublease shall expressly provide that in the event of termination, re-entry or dispossess of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which therefore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent unless previously approved by Landlord, (iv) be bound by any covenant to undertake or complete any construction of the Premises or any portion thereof demised by such sublease and (v) be bound by any obligation to make any payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, re-entry or dispossess by Landlord under this Lease and which Landlord is required to perform hereunder with respect to the subleased space at Landlord's expense, it being expressly understood, however, that Landlord shall not be bound by any obligation to make payment to or on behalf of a subtenant with respect to construction performed by or on behalf of such subtenant at the subleased premises.

                  (B) At least ten (10) Business Days prior to any proposed subletting Tenant shall submit a statement to Landlord (a "Sublease Statement") containing the following information: (a) the name and address of the proposed subtenant, (b) a description of the portion of the Premises to be sublet, (c) the terms and conditions of the proposed subletting including the rent payable,
(d) the nature and character of the business of the proposed subtenant and (e) any other information that Landlord may reasonably request. Landlord shall have the right, exercisable within fifteen (15) days after Landlord's receipt of the Sublease Statement, to terminate this Lease with respect to the portion of the Premises to be sublet (the "Offered Space"). If Landlord exercises its option to terminate this Lease with respect to the Offered Space, then the Fixed Rent, Tenant's Share and Space Factor shall be reduced in the proportion to which the rentable square footage of the Offered Space bears to the total rentable area of the Premises immediately prior to Landlord's termination of this Lease with respect to the Offered Space.

                           (1) The failure by Landlord to exercise its option
under Section 12.4(B) with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting or any subsequent subletting of the Premises affected thereby.

         Section 12.5 (A) In connection with any subletting of all or any portion of the Premises, Landlord shall be entitled to and Tenant shall pay to Landlord a sum equal to fifty percent (50%) of any Sublease Profit derived therefrom. All sums payable hereunder by Tenant shall be calculated on an annualized basis, but shall be paid to Landlord, as additional rent, within ten
(10) days after receipt thereof by Tenant.

                  (B) For purposes of this Lease:

                           (1) "Rent Per Square Foot" shall mean the sum of the
then Fixed Rent, Escalation Rent and Electricity Additional Rent divided by the Space Factor.

                           (2) "Sublease Profit" shall mean the product of (x)
the Sublease Rent Per Square Foot less the Rent Per Square Foot, and (y) the number of rentable square feet constituting the portion of the Premises sublet by Tenant.

                           (3) "Sublease Rent" shall mean any rent or other
consideration paid to Tenant directly or indirectly, by any subtenant, including Landlord or its designee pursuant to Section 12.4(C) hereof, or any other amount received by Tenant from or in connection with any subletting (including, but not limited to sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property or sums paid in connection with the supply of electricity or HVAC or use of any services, equipment or facilities located within the Licensed Area(s)) after deducting therefrom the following sublease expenses (the "Sublease Expenses"): (i) in the event of a sale of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (ii) the reasonable out-of-pocket costs and expenses of Tenant in making such sublease such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any sums paid to Landlord for a processing fee and reasonable attorneys' fees and disbursements in connection with such subletting, (iv) the cost of improvements or alterations costs made by Tenant expressly and solely for the purpose of preparing that part of the Premises for such subtenancy and (v) the unamortized unreimbursed cost of any Tenant's Property leased to and used by such subtenant. In determining Sublease Rent, the costs set forth in clauses (ii), (iii), (iv) and (v) shall be deducted as and when incurred by Tenant.

                           (4) "Sublease Rent per Square Foot" shall mean the
Sublease Rent divided by the rentable square feet of the space demised under a sublease.

                           (5) Sublease Profit shall be recalculated from time
to time to reflect any corrections in the prior calculation thereof due to (i) subsequent payments received or made by Tenant, (ii) the final adjustment of payments to be made by or to Tenant or (iii) mistake. Promptly upon the making or receipt of any such discovery of any such mistake, Tenant shall submit to Landlord a recalculation of the Sublease Profit as the case may be, and an adjustment shall be made between Landlord and Tenant, if applicable with respect thereto on account of prior payments made or credits received pursuant to this
Section 12.7.

                           (6) As used in this Section 12.5, "Tenant" shall also
include any Related Entity.


                                   ARTICLE 13
                              ELECTRICITY AND FUEL

         Section 13.1 Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility or other electricity provider supplying electricity to the Building. Landlord shall make available to Tenant in the basement of the Building 2,800 amps, 208 volts, 3 phase 4 wire electrical capacity. In the event that Tenant at any time during the Term fails to utilize such electrical capacity or any reduced electrical capacity, Landlord may (but shall not be obligated), upon written notice to Tenant (a) if required to do so by any utility company, Governmental Authority or quasi-Governmental Authority or (b) if the failure to do so would adversely affect the Building, reduce the electrical capacity available to the Premises to the amount then being utilized by Tenant. As part of the Initial Alterations, Tenant, at its sole cost and expense, shall perform the work referred to in Paragraph B and Paragraph C of Schedule B. Tenant shall not use or consume electric current that (a) exceeds or, in Landlord's sole reasonable judgment, would exceed such capacity or (b) exceeds the capacity of any of the electrical facilities and installations, including, without limitation, any risers, serving the Premises. In the event that, in Landlord's sole reasonable judgment, Tenant's electrical requirements exceed such capacity, Landlord shall so notify Tenant of same. Within five (5) days after receipt of such notice, Tenant shall cease such usage. If Tenant shall require electric capacity in addition to the above-mentioned capacity and Tenant is able to demonstrate to Landlord's reasonable satisfaction that it will utilize all of its existing capacity as well as any future capacity, and Landlord shall determine in its reasonable judgment that any additional capacity shall neither adversely affect the supply of electricity to existing tenants or prospective tenants of any vacant space in the Building nor the supply of electricity to the Building for the operation thereof, Tenant, at its sole cost and expense, shall have the right, with Landlord's reasonable cooperation but at no cost or expense to Landlord, to apply for the same directly to the public utility furnishing electricity to the Building. If such additional capacity shall require the installation of a vault and/or transformer, risers, switch gear or any other equipment or facilities, Tenant, at its sole cost and expense, shall be responsible for such installation and shall pay to Landlord as additional rent hereunder Landlord's charges for the additional riser and basement space required for such additional equipment. Moreover, to the extent that any such installation, including, without limitation, any vault or transformer shall not be fully utilized by Tenant, Landlord, may, upon written notice to Tenant, (a) if required to do so by any utility company, Governmental Authority or quasi-Governmental Authority or (b) the failure to do so would adversely affect the Building, divert and utilize any such excess capacity for its own use or the use by another tenant or occupant of the Building. In any such instance, Landlord shall not use or allow another tenant to use Tenant's vault, transformer, risers, switch gear, or any other equipment or facilities of Tenant which have been installed for the purpose of facilitating such additional electrical capacity. Any such installation shall be deemed an Alteration hereunder and subject to the provisions of Article 3 hereof.

         Section 13.2 (A) Unless Landlord elects or is required to have Tenant obtain electricity from the public utility company furnishing electricity to the Building pursuant to the provisions of Section 13.3 hereof, electricity shall be supplied by Landlord to the Premises and Tenant shall pay to Landlord, as additional rent for such service, the amounts (the "Electricity Additional Rent") as determined by a meter or submeter (installed by Landlord, at Landlord's cost, for the purposes of measuring such consumption) at charges, terms and rates set from time to time during the Term by the public utility corporation serving the Buildings under the service classification in effect pursuant to which Landlord purchases electricity.

                  (B) If electricity shall hereafter be supplied to the Building on a "primary service" basis from the public utility corporation, Tenant shall also pay to Landlord in equal monthly installments, as additional rent, an amount equal to Tenant's Share of the costs incurred by Landlord in converting the Building to such "primary service," amortized over the useful life as Landlord actually establishes for income tax purposes pursuant to the Internal Revenue Code of 1986, as amended, of the improvements made in connection therewith.

                  (C) Where more than one meter measures the electricity supplied to Tenant, the electricity rendered through each meter may be computed and billed separately in accordance with the provisions hereinabove set forth. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect, and Tenant shall pay the amount shown thereon to Landlord within ten (10) days after receipt of such bill.

         Section 13.3 If Landlord shall be required or shall elect to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to pay the Electricity Additional Rent. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall diligently obtain electric energy directly from the public utility furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises, at no charge, to the extent the same are available, suitable and safe for such purposes as determined by Landlord. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity shall be installed by Landlord at Tenant's expense. Landlord, to the extent permitted by applicable Requirements, shall not discontinue furnishing electricity to the Premises until such installations have been made and Tenant shall be able to obtain electricity directly from the public utility.


                                   ARTICLE 14
                               ACCESS TO PREMISES

         Section 14.1 (A) Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use and maintain, concealed ducts, pipes and conduits in and through the Premises, and Landlord agrees to use reasonable efforts to minimize any such activity so as not to disrupt Tenant's business operations. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (except in case of emergency), which notice may be oral, to examine the same, to show them to prospective purchasers, Mortgagees or lessees of the Building or space therein, and to make such repairs, alterations, improvements or additions
(i) as Landlord may deem necessary to the Premises or to any other portion of the Building, or (ii) which Landlord may elect to perform following ten (10) days after notice following Tenant's failure to make or commence making and thereafter diligently prosecute to completion repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with all Requirements and Insurance Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting a breach by Landlord of any provisions of this Lease, a breach of Tenant's quiet enjoyment, an eviction or constructive eviction of Tenant in whole or in part, or a release of Tenant's obligations to pay Fixed Rent, Escalation Rent, or any item of Rental, and the Fixed Rent, Escalation Rent (and any other item of Rental) shall in no wise abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise.

                  (B) Any work performed or installations made pursuant to this
Article 14 shall be made with reasonable diligence and otherwise pursuant to
Section 4.4 hereof.

                  (C) Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 14 shall either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises, provided that the installation of such pipes, ducts, or conduits, when completed, shall not reduce the usable area of the Premises beyond a de minimis amount.

         Section 14.2 Upon reasonable prior notice to Tenant, Landlord may exhibit the Premises to prospective tenants thereof during the twelve (12) month period prior to the Expiration Date. If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible under the terms of this Lease, Landlord or Landlord's agents may enter the same without rendering Landlord or such agents liable therefor (during such entry Landlord or Landlord's agents shall accord reasonable care under the circumstances to Tenant's Property), and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. Subject to Unavoidable Delays, Requirements and Insurance Requirements, Tenant shall have access to the Premises and the Licensed Areas and related ancillary facilities in the Building seven (7) days a week, twenty-four (24) hours a day.


                                   ARTICLE 15
                            CERTIFICATE OF OCCUPANCY

         Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon five (5) Business Days' written notice from Landlord or any Governmental Authority, immediately discontinue such use of the Premises. A temporary or permanent certificate of occupancy will be in force upon the Commencement Date; provided, however, neither such certificate, nor any provision of this Lease, nor any act or omission of Landlord, shall be deemed to constitute a representation or warranty that the Premises, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner.


                                   ARTICLE 16
                                     DEFAULT

         Section 16.1 Each of the following events shall be an "Event of Default" hereunder:

                  (A) if Tenant shall default (i) in the payment when due of (x) any installment of Fixed Rent or (y) amounts owed to Landlord with respect to the Initial Alterations for five (5) days after notice of such default is given to Tenant, (ii) in the payment when due of any other item of Rental and such default shall continue for thirty (30) days after notice of such default is given to Tenant or (iii) in the performance when due of any other obligation under this Lease and such default shall continue for thirty (30) days after notice of such default is given to Tenant, except in the case of any such default which cannot be cured within thirty (30) days after such notice, then, provided that Tenant has commenced to cure such default and is diligently pursuing such cure, ninety (90) days after such notice, except that if Landlord shall have given one (1) such notice with respect to any of items (i), (ii) or (iii) in any twelve (12) month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of Rental until such time as twelve (12) consecutive months shall have elapsed without Tenant having defaulted in any such payment; or

                  (B) if the Premises shall become abandoned; or

                  (C) if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 12 hereof; or

                  (D)(1) if Tenant shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                           (2) if Tenant shall make a general assignment for the
benefit of creditors; or

                           (3) if any case, proceeding or other action shall be
commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of ninety (90) days; or

                           (4) if any case, proceeding or other action shall be
commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

                           (5) if Tenant shall take any action in furtherance
of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2), (3) or (4) above; or

                           (6) if a trustee, receiver or other custodian is
appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within ten (10) Business Days; or

                  (E) if Tenant shall default in the observance or performance of any other material term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default; provided, however, that if such default is of such a nature that it can be remedied but cannot be completely remedied within said period of thirty (30) days, Tenant shall not be in default hereunder if (x) it commences to remedy such default within said period of thirty (30) days and thereafter diligently prosecutes to completion all steps necessary to remedy such default, and (y) the continuance of such default would not subject Landlord, Lessor under a Superior Lease, or a Mortgagee to criminal liability; or

                  (F) if this Lease is assigned (or all or a portion of the Premises are subleased) to a Related Entity and such Related Entity shall no longer (i) control, (ii) be under common control with, or (iii) be under the control of Net2000 Communications Real Estate, Inc. (or any permitted successor by merger, consolidation or purchase as provided herein).

         Section 16.2 (A) If an Event of Default (i) described in Section 16.1(D) hereof shall occur, or (ii) described in Section 16.1(A), (B), (C), (E), or (F) shall occur and Landlord, at any time thereafter prior to the curing of the Event of Default, at its option gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date Landlord shall give Tenant such notice, which date shall be at least five (5) days after the date of sending of the written notice to Tenant then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) above occurred or the date such notice is given to Tenant by Landlord were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided in Articles 17 and 18 hereof. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(D) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section 12.3(B), Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

                  (B) If an Event of Default described in Section 16.1(A) hereof shall occur, or this Lease shall be terminated as provided in Section 16.2(A) hereof, Landlord, without notice, may reenter and repossess the Premises without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

         Section 16.3 If, at any time, (i) Tenant shall comprise two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Section 16.1(E), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(E) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 16.2.


                                   ARTICLE 17
                              REMEDIES AND DAMAGES

         Section 17.1 (A) If there shall occur any Event of Default, or this Lease and the Term shall expire and come to an end as provided in Article 16 hereof:

                  (1) Tenant shall quit and peacefully surrender the Premises and Licensed Area(s) to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises and the Licensed Area(s) or any part thereof without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and the Licensed Area(s) and dispossess Tenant and any other persons from the Premises and the Licensed Area(s) and remove any and all of their property and effects from the Premises and the Licensed Area(s); and

                  (2) Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                  (B) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises and the Licensed Area(s), or to re-enter or repossess the Premises and the Licensed Area(s), or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

         Section 17.2 (A) If this Lease and the Term shall expire and come to an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                           (1) Tenant shall pay to Landlord all Fixed Rent,
Escalation Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                           (2) Tenant also shall be liable for and shall pay to
Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rental for the period which otherwise constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (2) of Section 17.1 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting including, but not limited to, actual costs for all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                           (3) whether or not Landlord shall have collected any
monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of clause (A)(2) of this Section 17.2 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

                  (B) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 17, the term "Escalation Rent" as used in Section 17.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of
Article 27 hereof for the Operating Year immediately preceding such event. Nothing contained in Article 16 hereof or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.


                                   ARTICLE 18
                                FEES AND EXPENSES

         Section 18.1 If Tenant shall default under this Lease, or if Tenant shall fail to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may (1) perform the same for the account of Tenant, or (2) make any reasonable expenditure or incur any obligation for the payment of money, including, but not limited to, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, and the cost thereof, with interest thereon at the Applicable Rate from the date Tenant is presented with a bill or statement, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor.

         Section 18.2 If Tenant shall fail to pay any installment of Fixed Rent, Escalation Rent or any other item of Rental when due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Escalation Rent or other item of Rental, as the case may be, as a late charge and as additional rent, (a) a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment and (b) a late charge equal to ten percent (10%) of such overdue amount.


                                   ARTICLE 19
                         NO REPRESENTATIONS BY LANDLORD

         Section 19.1 Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Real Property, the Premises or the Licensed Area(s), except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises and the Licensed Area(s) in the condition which shall exist on the Commencement Date "as is", and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Building, Premises or Licensed Area(s) for Tenant's use and occupancy, except as set forth in Section
19.2 and Section 19.3 hereof.

         Section 19.2 Landlord shall (a) demolish the improvements existing in the Premises as of the date hereof, and remove all debris therefrom, (b) using building standard materials construct a unisex bathroom (the "ADA Bathroom") in the Premises in a location approved by Landlord, which consent shall not be unreasonably withheld or delayed, which bathroom shall comply with all applicable Requirements, including, without limitation, ADA, (c) provide tie-ins for the Premises to the Building fire alarm and life safety systems and (d) complete the renovations and installations set forth on Exhibit A attached hereto (the items described in clauses (a), (b), (c) and (d) are referred to as "Landlord's Work"; provided, however, that Landlord may elect in lieu of constructing the ADA Bathroom to require Tenant to construct the ADA Bathroom and to pay to Tenant the ADA Tenant Fund in accordance with Section 3.4. Landlord shall deliver to Tenant on or before the Commencement Date an ACP-5 certificate for the Premises. Tenant acknowledges and agrees that Landlord may be performing the items of Landlord's Work, including the construction of the ADA Bathroom, other than item (a) after the Commencement Date and the performance of such construction work shall not affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant on a claim for eviction, constructive or otherwise. In connection with the construction of the ADA Bathroom, Landlord shall use reasonable efforts to minimize interference with the performance of Tenant's Initial Alterations. Tenant shall within ten (10) days after demand, which may be made from time to time, pay to Landlord, as additional rent,

105% of (x) the cost and expense of performing the work in items number (1),
(2) and (3) on Exhibit A attached hereto and (y) one-sixth (1/6th) of the cost and expense of ongoing maintenance, repair and if necessary, replacement of the ventilation system referred to in items number (2) and (3) on Exhibit A attached hereto and (z) Tenant's Share of the cost and expense of performing the work in item number (4) on Exhibit A attached hereto.

         Section 19.3 Landlord shall complete items numbered 4, 5 and 6 of Landlord's Base Building Work, as set forth on Exhibit B attached hereto, no later than the Rent Commencement Date. Tenant acknowledges and agrees (i) that items 4, 5 and 6 of Landlord's Base Building Work will not be complete by the Commencement Date and (ii) that Landlord shall be performing other portions of the Landlord's Base Building Work after the Rent Commencement Date and the performance of such work shall not affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for rescission or damages by Tenant on a claim for eviction, constructive or otherwise; provide that the performance of such work by Landlord shall not materially and substantially interfere with Tenant's business operations.

         Section 19.4 In the event items 4, 5 and 6 of Landlord's Base Building Work and all items of Landlord's Work are not substantially complete by the Rent Commencement Date, then provided that, solely as a result of such items not being substantially complete, Tenant shall not be able to use the Premises for the conduct of business and Tenant shall not occupy the Premises or the Licensed Areas for the conduct of business, Tenant shall be entitled to an abatement of Fixed Rent for each day such Work, in Landlord's reasonable opinion, is not substantially complete and Tenant is unable to use the Premises for conducting its business.


                                   ARTICLE 20
                                   END OF TERM

         Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant's Property and such Alterations as may be required to be removed pursuant to Article 3 hereof; this obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the Business Day immediately preceding. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover or summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises and the Licensed Area(s) as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Escalation Rent theretofore payable hereunder, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the Premises, and the Licensed Area(s) are not surrendered to Landlord on or before the Expiration Date, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord and arising from Tenant's failure to surrender the Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date, a sum equal to one and one-half (1.5) times the aggregate of that portion of the Fixed Rent, Escalation Rent and other items of Rental which were payable under this Lease during the last month of the Term. Nothing herein shall permit Tenant to retain possession of the Premises without written consent after the Expiration Date or to limit in any manner Landlord's right to regain possession of the Premises and/or the Licensed Area(s) through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 20. The provisions of this Article 20 shall survive the Expiration Date.


                                   ARTICLE 21
                                 QUIET ENJOYMENT

         Provided no Event of Default has occurred and is continuing, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Section 37.2 hereof and
Article 7 hereof, including, without limitation, all Superior Leases and Mortgages.


                                   ARTICLE 22
                           FAILURE TO GIVE POSSESSION

         Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord's failure for any reason to deliver possession of the Premises on the date set forth in Section 1.1 hereof for the commencement of the Term. If Landlord shall be unable to give possession of the Premises on the date set forth in Section 1.1 hereof for the commencement of the Term, and provided that Tenant is not responsible for such inability to give possession, the Commencement Date shall be deemed to be the date upon which Landlord shall have delivered possession of the Premises to Tenant and, except as hereinafter provided, the Rent Commencement Date and the Fixed Expiration Date shall each be postponed by one day for each day that Landlord fails to deliver possession of the Premises to Tenant. No such failure to give possession on the date set forth in

Section 1.1 hereof for the commencement of the Term or on the Commencement Date shall in any way affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall the same be construed in any way to extend the Term except as provided in this Article 22.


                                   ARTICLE 23
                                    NO WAIVE

         Section 23.1 No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord.

         Section 23.2 The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord or payment by Tenant of Fixed Rent, Escalation Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by Landlord or Tenant, as the case may be. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or other item of Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.


                                   ARTICLE 24
                            WAIVER OF TRIAL BY JURY

         The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant Tenant's use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.


                                   ARTICLE 25
                              INABILITY TO PERFORM

         Except as provided herein, this Lease and the obligation of Tenant to pay Rental hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles, or by any cause whatsoever reasonably beyond Landlord's control, including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any Governmental Authority or by reason of the conditions of supply and demand which have been or are affected by war or other emergency ("Unavoidable Delays"). Landlord shall promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.


                                   ARTICLE 26
                               BILLS AND NOTICES

         Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if sent by registered or certified mail (return receipt requested) or via a nationally recognized overnight delivery service addressed if to Tenant: (a) at Tenant's business address of 2195 Fox Mill Road, Herndon, Virginia 20171, Attn: Mr. Barry J. Saville, 2195 Fox Mill Road, Herndon, Virginia 20171, Attn: General Counsel and c/o the Premises at the Building, or (b) at any place where Tenant or any agent or employee of Tenant be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, in each case with a copy to Watt, Tieder, Hoffar, Fitzgerald, L.L.P., 7929 Westpark Drive, Suite 400, McLean, Virginia 22102, Attention: John G. Lavoie, Esquire, or
                  if to Landlord: Hudson Telecom Center LLC, c/o The Bristol Group, 400 Montgomery Street, San Francisco, California 94104,
         Attention: Mr. Jeffrey Kott, and with copies to (x) Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, Attn.: Mr. Robert I. Bressman, Esq. and (y) any Mortgagee or Lessor which shall have requested same, by notice given in accordance with the provisions of this Article 26 at the address designated by such Mortgagee or Lessor, or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been hand delivered or three (3) Business Days from when it shall have been mailed as provided in this Article 26.


                                   ARTICLE 27
                                   ESCALATION

         Section 27.1 For the purposes of this Article 27, the following terms shall have the meanings set forth below.

                  (A) "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

                  (B) "Base Taxes" " shall mean the Taxes for the Tax Year commencing July 1, 1999 and ending June 30, 2000.

                  (C) "Base Wage Rate" shall mean the Wage Rate in effect as of January 1, 2000.

                  (D) "Comparison Year" shall mean the calendar year 2000 and such subsequent calendar year during the Term.

                  (E) "Local 32B" shall mean Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or its successor, or if there shall be no successor, then any other union representing employees employed at the Building and performing similar services.

                  (F) "Porters" shall mean that classification of employee engaged in the general maintenance and operation of Class A office buildings most nearly comparable to the classification now applicable to porters in the current agreement between R.A.B. and Local 32B (which classification is currently termed "others" in said agreement).

                  (G) "Porters' Wage Factor" shall mean the sum of (x) eighteen thousand six hundred ninety-seven (18,697) and (y) the Licensed Area Space Factor.

                  (H) "Porters' Wage Payment" shall mean the amount obtained by multiplying the Porters' Wage Factor by the amount by which the Wage Rate in effect on January 1 of a Comparison Year exceeds the Base Wage Rate.

                  (I) "R.A.B." shall mean the Realty Advisory Board on Labor Relations, Incorporated, or its successor.

                  (J) "Tax Statement" shall mean a statement setting forth a comparison of Taxes for a Tax Year with the Base Taxes and the Tax Payment due for such Tax Year pursuant to the provisions of this Article 27.

                  (K) "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by The City of New York as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

                  (L) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation,
(i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (iii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Real Property or the Building, including any Business Improvement District taxes and assessments) without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes or on account of any exemption or abatements of Taxes to which the Real Property is entitled; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. With respect to any Tax Year, all reasonable expenses, including actual and reasonable attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (i) any taxes on Landlord's net income or profits and shall also not include: business, professional, occupational and license taxes (BPOL), gift, transfer, excise, capital stock or succession taxes, (ii) franchise taxes, (iii) estate or inheritance taxes or (iv) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes. In determining the amount of Taxes for any Tax Year (or for the partial calendar years in which the Term shall commence or expire), Taxes payable in such Tax Year shall be apportioned for the portions of the Tax Years occurring within such partial years.

                  (M) "Wage Rate" shall mean the composite hourly wage rate, including the regular hourly wage rate required to be paid to Porters pursuant to any agreement between R.A.B. and Local 32B in effect during the year in question, exclusive of fringe benefits, which Wage Rate shall be based upon the minimum effective number of hours in a calendar week which Porters are required to work pursuant to such agreement, provided that if any such agreement shall require Porters to be regularly employed on days or during hours when overtime or other premium pay rates are in effect, then the term "regular hourly wage rate" shall mean the regular average hourly wage rate for the hours in a calendar week which Porters are required to be regularly employed (whether or not actually at work in the Building), e.g., if as of November 1, 1999, an agreement between R.A.B. and Local 32B would require the regular employment of Porters for thirty-five (35) hours during a calendar week at a regular hourly wage of $4.00 for the first thirty (30) hours and at an overtime hourly average wage of $5.00 for the remaining five (5) hours, then the regular hourly wage hereunder, as of November 1, 1999, would be the sum arrived at by dividing the total weekly average wages of $145.00 by the minimum effective number of required hours of employment per week. The computation of the regular hourly wage rate shall be on the same basis whether based on an hourly or other pay scale but predicated on the minimum effective number of hours during such calendar week which Porters are required to work under such agreement whether paid by Landlord or any independent contractor. If there is no such agreement in effect from which such regular hourly rate is determinable, the computations shall be made on the basis of the regular hourly wage rate, calculated as provided above, being paid by Landlord or by the contractor performing porter or cleaning services for Landlord as of the date any adjustment provided herein shall be made and an appropriate retroactive adjustment shall be made when the regular hourly wage rate is finally determined. If length of service shall be a factor in determining any element of wages, it shall be conclusively presumed that all employees have two (2) years of service.

                  (N) "Wage Statement" shall mean the written statement furnished by Landlord to Tenant setting forth the Porters' Wage Payment.

         Section 27.2 (A) If the Taxes payable for any Tax Year (any part or all of which falls within the Term) shall represent an increase above the Base Taxes, then Tenant shall pay as additional rent for such Tax Year and continuing thereafter until a new Tax Statement is rendered to Tenant, Tenant's Share of such increase (the "Tax Payment"). Tenant shall not be entitled to any credit against any Tax Payment on account of any discount that Landlord may receive by virtue of any early payment of Taxes or on account of any exemptions or abatements of Taxes to which the Real Property is entitled, attributable, in whole or in part, to any other real property owned by Landlord or any affiliate or any property with respect to which Landlord or such affiliate is the lessee under any ground or underlying lease, and Taxes shall be calculated without taking into account any such discounts, exemptions or abatements. The Taxes shall be computed initially on the basis of the Assessed Valuation in effect at the time the Tax Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time), regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section 27.3(A) hereof.

                  (B) At any time during or after the Term, Landlord may render to Tenant a Tax Statement or Statements showing (i) a comparison of the Taxes for a Tax Year with the Base Taxes and (ii) the amount of the Tax Payment resulting from such comparison. Tenant shall pay Landlord, in two (2) equal installments, in advance, on June 10th and December 10th of each year, the Tax Payment shown thereon. If Taxes are required to be paid in full or on any other date or dates than as presently required by the Governmental Authority imposing the same, then the due date of the installments of the Tax Payment shall be correspondingly accelerated or revised so that the Tax Payment (or the two (2) installments thereof) is due at least twenty (20) days prior to the date the corresponding payment is due to the Governmental Authority. If the Tax Year established by The City of New York shall be changed, any Taxes for the Tax Year prior to such change which are included within the new Tax Year and which were the subject of a prior Tax Statement shall be apportioned for the purpose of calculating the Tax Payment payable with respect to such new Tax Year. Landlord's failure to render a Tax Statement during or with respect to any Tax Year shall not eliminate or reduce Tenant's obligation to make Tax Payments pursuant to this Article 27 for such Tax Year, and shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year. Upon written request, but not more often than once a year, Landlord shall furnish Tenant with a reproduced copy of the tax bill (or receipted bill) for the Taxes for the current or next succeeding Tax Year (if theretofore issued by the Governmental Authority).

                  (C) The Tax Payment shall be pro rated for any partial Tax Year in which the Term of this Lease shall expire. If a Tax Statement is furnished to Tenant after the commencement of the Tax Year in respect of which such Tax Statement is rendered, Tenant shall within ten (10) Business Days thereafter, pay to Landlord an amount equal to the amount of any underpayment of the Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall either pay to Tenant or, at Landlord's election, credit against subsequent payments of Fixed Rent, the amount of Tenant's overpayment.

         Section 27.3 (A) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the Assessed Valuation. In the event that, after a Tax Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Tax Year other than the Base Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year (taking into account the expenses mentioned in Section 27.1(L)) and setting forth Tenant's Share of such refund and Tenant shall be entitled to receive such Share by way of a credit against the Fixed Rent next becoming due after the sending of such Tax Statement or, if no further Fixed Rent shall be due, enclosing payment of the amount of Tenant's Share of such refund to Tenant; provided, however, that Tenant's Share of such refund shall be limited to the portion of the Tax Payment, if any, which

Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable on the basis of the Assessed Valuation before it had been reduced.

                  (B) In the event that, after a Tax Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then the Base Taxes shall be retroactively adjusted to reflect such reduction, and all Tax Payments shall be calculated with giving effect to such reduction in the Assessed Valuation with respect to such Base Taxes.

         Section 27.4 (A) If the Wage Rate in effect for any Comparison Year (or portion thereof, any part or all of which falls within the Term from and after the Rent Commencement Date) shall be greater than the Base Wage Rate, then for such Comparison Year, and continuing thereafter until a new Wage Statement is rendered to Tenant, Tenant shall pay to Landlord, as additional rent, an amount equal to the Porters' Wage Payment shown thereon as provided in paragraph (B) below. Landlord shall render a Wage Statement to Tenant at any time during or after the Term. The Porters' Wage Payment shall be prorated for any partial calendar year in which the term of this Lease shall commence or expire. Notwithstanding the foregoing, if, by reason of any Requirement, an increase in the Wage Rate is reduced or does not take effect, or increases in the Wage Rate are limited or prohibited, then for the period covered by such Requirement ("Requirement Period"), the applicable increase (the "Increase") in the Wage Rate for purposes of this Article shall be the maximum increase or increases in the Wage Rate permitted during the Requirement Period, and, upon the expiration thereof, Tenant shall pay to Landlord, on demand, to the extent permitted by applicable Requirements, the amount by which the aggregate Porters' Wage Payments applicable to the Requirement Period exceeds the aggregate increase paid for such period by Tenant pursuant to such Requirement, together with interest thereon at the lesser of (i) the Base Rate or (ii) the maximum rate permitted by law.

                  (B) At any time during or after each Comparison Year, Landlord shall render to Tenant a Wage Statement setting forth the Porters' Wage Payment for such Comparison Year. On the first day of the month following the furnishing to Tenant of a Wage Statement, Tenant shall pay to Landlord an amount equal to one-twelfth (1 /12th) of the Porters' Wage Payment shown thereon to be due for such Comparison Year. If Landlord furnishes a Wage Statement for a Comparison Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which the Porters' Wage Statement is furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the immediately previous Comparison Year;, (ii) promptly after the Wage Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Comparison Year was greater or less than the installments of the Porters' Wage Payment to be paid for the current Comparison Year in accordance with the Wage Statement, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (b) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the Fixed Rent payable under this Lease; and (iii) on the first day of the month following the month in which the Wage

Statement is furnished to Tenant, and monthly thereafter throughout the remainder of the current Comparison Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Porters' Wage Payment shown on the Wage Statement. Porters' Wage Payments shall be collectible by Landlord in the same manner as Fixed Rent. Landlord's failure to render a Wage Statement shall not prejudice Landlord's right to render a Wage Statement during or with respect to any subsequent Comparison Year, and shall not eliminate or reduce Tenant's obligation to make Porters' Wage Payments for such Comparison Year.

         Section 27.5 The expiration or termination of this Lease during any Comparison Year or Tax Year shall not affect the rights or obligations of the parties hereto respecting payments of Escalation Rent for such Comparison Year or Tax Year and any Porters' Wage Statement or Tax Statement relating to such Escalation Rent, may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. In determining the amount of Escalation Rent for the Comparison Year and Tax Year in which the Term shall expire, the payment of Escalation Rent for such Comparison Year and Tax Year shall be prorated based on the number of days of the Term which fall within such Comparison Year and Tax Year. Any payments due under such Porters' Wage Statement or Tax Statement shall be payable within twenty (20) days after such Statement is sent to Tenant.

                                   ARTICLE 28

                                    SERVICES

         Section 28.1 (A) Landlord shall provide passenger elevator service to the Premises at all times.

                  (B) Commencing on the Commencement Date, there shall be one
(1) freight elevator serving the Premises on call on a "first come, first served" basis on Business Days from 8:00 a.m. to 5:00 p.m., and on a reservation, "first come, first served" basis from 5:00 p.m. to 8:00 a.m. on Business Days and at any time on days other than Business Days. If Tenant shall use the freight elevators (subject to availability) serving the Premises between 5:00 p.m. and 8:00 a.m. on Business Days or at any time on any other days, Tenant shall pay Landlord additional rent for such use at Landlord's standard rates. Tenant acknowledges that such charge by Landlord for the freight elevator service may be increased from time to time during the term hereof based on increases in Landlord's cost to provide such service. The foregoing notwithstanding, in connection with (x) the performance of any Alterations, including, without limitation, the Initial Alterations, (y) Tenant's initial move of Tenant's Property into the Premises and (z) delivery to or from the Premises of large or bulky deliveries, Tenant shall only be permitted to use the freight elevators (subject to availability) serving the Premises between 5:00 p.m. and 8:00 a.m. on Business Days or at any time on Saturdays and Sundays and shall pay Landlord additional rent for such use at Landlord's standard rates.

         Section 28.2 Landlord shall have no obligation during the Term to provide HVAC to the Premises. Subject to Article 3 hereof, Tenant shall be permitted to install its own HVAC system to serve the Premises.

         Section 28.3 The Fixed Rent does not reflect or include any charge to Tenant for the furnishing of any necessary freight elevator facilities during periods ("Overtime Periods") other than the hours and days set forth above. Accordingly, if Landlord shall furnish any such freight elevator facilities
Section 28.1 (B) hereof) to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord additional rent for such freight elevator service, including the services of the operator thereof, as set forth in Section 28.1 (B) hereof and Tenant shall pay Landlord additional rent for such service at the standard rate per hour for such services. Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services prior to 2:00 p.m. of the day upon which such services are requested or by 2:00 p.m. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then, failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business or otherwise.

         Section 28.4 Tenant, at Tenant's expense, shall cause the Premises and the exclusive Licensed Area(s) to be cleaned in a manner reasonably satisfactory to Landlord and by a Person approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered as additional rent. Tenant, at Tenant's expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Tenant shall not permit any Person to enter the Premises or the Building for the purpose of providing such extermination services, other than persons first approved by Landlord, such approval not to be withheld unreasonably.

         Section 28.5 If the "sprinkler system" installed in the Building or any of its appurtenances shall be damaged or injured or not in proper working order by reason of any act, including, without limitation, the performance of any Alterations thereto, or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the state or city government shall require that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's particular business, or the Alterations made by Tenant, or the location of the partitions, trade fixtures, or other contents of the Premises placed by or on behalf of Tenant, Tenant shall, at Tenant's reasonable expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

         Section 28.6 Landlord shall provide to the lavatories in the core area of the Premises hot and cold water for ordinary drinking and lavatory purposes and to the pantries and other lavatories in the Premises hot and cold water for such purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking or lavatory purposes, Landlord may install a water meter and thereby measure Tenant's water consumption for all such additional purposes. In such event (1) Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and through the duration of Tenant's occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant's own cost and expense; (2) Tenant shall pay for water consumed as shown on said meter above the cost of ordinary water usage, as and when bills are rendered as additional rent, and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and (3) Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are a part pursuant to any Requirement made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Landlord for the above shall be based upon Tenant's actual consumption and shall be payable by Tenant as additional rent within ten (10) Business Days of rendition.

         Section 28.7 Landlord does not warrant that any services to be provided by Landlord to Tenant pursuant to the terms of this Lease, or any other services which Landlord shall supply (a) will be adequate for Tenant's particular purposes or as to any other particular need of Tenant, (b) will be free of interruption, curtailment or failure to supply. Furthermore, Landlord reserves the right to stop service of the elevator, electrical, plumbing or other services through the Building Systems or facilities in the Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed (which repairs, alterations and improvements shall be performed in accordance with Section 4.4 hereof). Except as set forth in this Article 28, Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply HVAC, elevator, electrical, plumbing or other Building Systems or facilities when prevented by Unavoidable Delays or by any Requirement of any Governmental Authority or due to the exercise of its right to stop service as provided in this Section 28.7. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or, except as provided in
Section 14.3 hereof, entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Landlord agrees to use reasonable efforts to provide Tenant with prior oral notice of any anticipated stoppage of service.

         Notwithstanding the foregoing in the event that Landlord intends to enter the Premises to make repairs (including without limitation electrical, mechanical, or plumbing work) that will involve disruption or interruption to such Tenant's continuous telecommunications operations, Landlord agrees to provide Tenant with not less than seventy-two (72) hours prior written notice of Landlord's intent to enter the Premises, specifying in reasonable detail the nature of the repairs and the extent, if known, of the planned interruption of any utilities or Landlord's services. In the event that Landlord intends to enter the Premises to make repairs that will not involve disruption or interruption to Tenant's operations, Landlord agrees to provide Tenant with not less than forty-eight (48) hours prior written notice of Landlord's intent to enter the Premises. In either case, in the event that any interruption in the services which Landlord is obligated to provide in this Article 28 is reasonably expected, Landlord agrees to cooperate reasonably with Tenant in arranging for temporary services. The foregoing provisions shall not apply in the case of an emergency, in which case Landlord agrees to provide to Tenant as much notice, which may be oral, as is practicable under the circumstances, and agrees to use reasonable care and precaution in order to minimize the interruption or disruption to Tenant's operations.

                                   ARTICLE 29

                                  PARTNERSHIP

         If Tenant is a partnership or a professional corporation (or is comprised of two (2) or more Persons, individually or as co-partners of a partnership or shareholders of a professional corporation) or if Tenant's interest in this Lease shall be assigned to a partnership or a professional corporation (or to two (2) or more Persons, individually or as co-partners of a partnership or shareholders of a professional corporation) pursuant to Article 12 hereof (any such partnership, professional corporation and such Persons are referred to in this Article 29 as "Partnership Tenant"), the following provisions shall apply to each such Partnership Tenant: (a) none of the parties comprising Partnership Tenant shall be personally liable for the obligations of Tenant hereunder, (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor partnership, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord (except for any instrument which contradicts subparagraph (a) above), and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; and (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties.



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
                                   ARTICLE 30

                                    SECURITY

         Tenant shall deposit with Landlord on the signing of this Lease the sum of Five Hundred Ninety-Eight Thousand Three Hundred Four and 00/100 Dollars ($598,304.00), or at Tenant's option, a "clean," unconditional, irrevocable and transferable letter of credit (the "Letter of Credit") in the same amount, issued by and drawn on a bank satisfactory to Landlord and which is a member of the New York Clearing House for the account of Landlord as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises and Licensed Area(s) to Landlord as herein provided. Provided that no Event of Default shall have occurred and be continuing, Tenant shall have the right (i) on the fifth (5th) anniversary of the Commencement Date to reduce the amount of the Letter of Credit to the sum of Four Hundred Forty-Eight Thousand Seven Hundred Twenty-Eight and 00/100 Dollars ($448,728.00) and (ii) on the tenth (10th) anniversary of the Commencement Date to reduce the amount of the Letter of Credit to the sum of Two Hundred Ninety-Nine Thousand One Hundred Fifty-Two and 00/100 Dollars ($299,152.00). The Letter of Credit shall provide (a) for the continuance of such credit for the period of at least one (1) year from the date of issuance thereof, (b) for the automatic extension of such Letter of Credit for additional periods of one (1) year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such Letter of Credit for at least three (3) months beyond the Expiration Date), unless the bank which issued the Letter of Credit gives Landlord notice of its intention not to renew such Letter of Credit not less than sixty (60) days prior to the initial or any future expiration date of such Letter of Credit, and (c) that in the event such notice is given by such bank and Tenant shall not have delivered a new Letter of Credit in accordance with the terms and conditions hereof at least thirty (30) days prior to the expiration of the existing Letter of Credit, Landlord shall, after notice to Tenant, have the right to present and draw on such Letter of Credit. In the event that notice is given by such bank of its intention not to renew as above and Tenant shall not have delivered a new Letter of Credit in accordance with the terms and conditions hereof at least thirty (30) days prior to the expiration of the existing Letter of Credit provided, then, in any such event, Landlord may, after notice to Tenant, present and draw on such Letter of Credit upon presentation by Landlord to such bank of a sight-draft and the Letter of Credit and the proceeds of such Letter of Credit shall then be held and applied as security (and be replenished, if necessary) as provided in this Article 30. If an Event of Default exists in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Rent or any other item of Rental, Landlord may apply or retain the whole or any part of the security so deposited, or present the Letter of Credit for payment and apply or retain the whole or any part of the proceeds thereof, as the case may be, to the extent required for the payment of any Fixed Rent or any other item of Rental as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises or relicensing of the Licensed Area(s), whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord. If Landlord applies or retains any part of the proceeds of the Letter of Credit or the security so deposited, or if the value of the security so deposited declines for any reason whatsoever, as the case may be, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained or the amount by which the value has declined so that Landlord shall have the full deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit and/or security, as the case may be, shall be returned to Tenant after the Expiration Date and after delivery of possession of the entire Premises and Licensed Area(s) to Landlord. In the event of a sale of the Real Property or the Building or leasing of the Building, Landlord shall have the right to transfer the Letter of Credit or security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit or security, as the case may be, and Tenant shall cause the bank which issued the Letter of Credit to issue an amendment to the Letter of Credit or issue a new Letter of Credit naming the vendee or lessee as the beneficiary thereunder. Tenant shall look solely to the new landlord for the return of the Letter of Credit or security, as the case may be. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit or security made to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Tenant shall renew any Letter of Credit from time to time, at least sixty (60) days prior to the expiration thereof, and deliver to Landlord a new Letter of Credit or an endorsement to the Letter of Credit, and any other evidence required by Landlord that the Letter of Credit has been renewed for a period of at least one
(1) year. If Tenant shall fail to renew the Letter of Credit as aforesaid, Landlord may present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit. If at any time the security held hereunder shall consist of cash, and not a Letter of Credit, Landlord shall hold the same in an interest bearing money-market account and the interest thereon (less a one percent (1%) administrative fee per annum and less the amount of such interest which has been applied in the same manner that the remainder of the security has been applied) shall be paid to Tenant to the extent and at the same time the remainder of the security shall be returned to Tenant hereunder.

                                   ARTICLE 31
                            [Intentionally Omitted]

                                   ARTICLE 32
                                    CAPTIONS

         The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 33
                                  PARTIES BOUND

         The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

                                   ARTICLE 34
                                     BROKER

         Each party represents and warrants to the other that it has not dealt with any broker or Person in connection with this Lease other than Cushman & Wakefield, Inc. and Insignia/ESG (collectively, the "Broker"). The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person (other than Broker) who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall pay the Broker any commission, fee or compensation due the Broker in connection with this Lease and shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by the Broker and any Person who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. This provision shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 35

                                   INDEMNITY

         Section 35.1 Tenant shall indemnify and save the Indemnities harmless from and against (a) all claims of whatever nature against the Indemnities arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnities arising from any accident, injury or damage caused to any person or to the property of any person and occurring during the Term in or about the Premises or the exclusive Licensed Area(s), (c) all claims against the Indemnities arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's agents, employees, invitees or visitors, and
(d) any breach, violation of nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed; provided, however, that the foregoing shall not be construed to require Tenant to indemnify Landlord against any claims arising out of the negligence or the wilful act of Landlord or its contractors, licensees, agents, servants, employees, invitees or visitors. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and reasonable expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but shall be limited to the extent any insurance proceeds collectible by Landlord under policies owned by Landlord or such injured party with respect to such damage or injury are insufficient to satisfy same. Tenant shall have no liability for any consequential damages suffered either by Landlord or by any party claiming through Landlord.

         Landlord shall indemnify and save Tenant harmless from and against all third party claims arising from (a) any act or omission of Landlord, its agents or employees and (b) Landlord's or its agent's or employee's ownership, management or control of the Building, the land upon which the Building is located, or the common areas. The foregoing shall not be construed to require Landlord to indemnify Tenant against any claims arising out of the negligence or wilful act of Tenant or its contractors, licensees, agents, servants, employees, invitees or visitors. This indemnity and hold harmless agreement shall be limited to the extent any insurance proceeds collectible by Tenant under policies owned by Tenant with respect to such damage or injury are insufficient to satisfy same. Landlord shall have no liability for any consequential damages suffered either by Tenant or by any party claiming through Tenant.

         Section 35.2 If any claim, action or proceeding is made or brought against Landlord, with respect to which claim, action or proceeding Tenant shall be obligated to indemnify Landlord against, pursuant to the terms of this Lease, then, upon demand by Landlord, Tenant at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord's name, if necessary, by such attorneys as Landlord shall approve, which approval shall not be unreasonably withheld. Attorneys for Tenant's insurer shall hereby be deemed approved for purposes of this Section 35.2. The provisions of this Article 35 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 36
                          ADJACENT EXCAVATION-SHORING

         If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental.

                                   ARTICLE 37
                                 MISCELLANEOUS

         Section 37.1 This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and delivered a fully executed copy of this Lease to each other.

         Section 37.2 Neither the partners (direct or indirect) members, comprising Landlord, nor the shareholders (nor any of the partners comprising same), partners, directors or officers of any of the foregoing (collectively, the "Parties") shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, and the transfer of the security deposit to the purchaser, grantee, assignee or transferee, as the case may be, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder to the extent that such transferee assumes the obligations of Landlord under this Lease, subject to the terms hereof. Prior to any such sale, conveyance, assignment or transfer, the liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations. After any such sale, conveyance, assignment or transfer, to the extent that the transferee shall have not assumed Landlord's obligations under this Lease, the liability of Landlord for such obligations shall be limited to the proceeds of such transfer received by it.

         Section 37.3 Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, additional rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

         Section 37.4 Tenant shall reimburse Landlord as additional rent, within ten (10) days after rendition of a statement, for all expenditures made by, or damages or fines sustained or incurred by, Landlord, due to any Event of Default by Tenant under this Lease, with interest thereon at the Applicable Rate.

         Section 37.5 This Lease shall not be recorded.

         Section 37.6 Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment except in the case that Landlord has maliciously or otherwise in bad faith withheld any such consent or approval in which case Tenant may bring an action against Landlord for damages. In the event of such determination, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval in the absence of a judicial determination of malice or bad faith on the part of Landlord. Tenant's sole remedy for Landlord's unreasonably withholding or delaying consent or approval shall be as provided in this Section 37.6.

         Section 37.7 All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

         Section 37.8 Landlord hereby waives any lien rights which it may otherwise have concerning all of Tenant's trade fixtures and equipment, which shall include furniture, moveable fixtures, equipment and supplies utilized by Tenant in its business operations; and Tenant shall have the right to remove the same at any time without Landlord's consent. Landlord acknowledges that pursuant to a master purchase agreement by and between the parent corporation of Tenant ("NCGI") and Nortel Networks Inc and/or its affiliates ("Nortel Networks"), NCGI purchased certain equipment to be located at the Premises. Landlord agrees to endeavor to provide to Nortel Networks (or its successors or assigns of whom Landlord shall have received notice) at its address specified below (or at the addresses of its successors or assigns of which Landlord is subsequently notified by notice given to Landlord in accordance with the provisions hereof), a copy of any notice of default delivered to Tenant under this Lease substantially concurrently with the delivery of such notice to Tenant, provided, however, that the failure to provide such copy to Nortel Networks shall not affect the effectiveness of any such notice to Tenant. For purposes of this Section, the address of Nortel Networks is: Nortel Networks Inc., GMS 991 15 A40,2221 Lakeside Boulevard, Richardson, Texas 75082-4399, Attention: Charles M. Helm, Esq.

                                   ARTICLE 38
                                  RENT CONTROL

         If at the commencement of, or at any time or times during the Term of this Lease, the Rental reserved in this Lease shall not be fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination "and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

                                   ARTICLE 39
                  ROOF RIGHTS AND TELECOMMUNICATIONS CARRIERS

         A. Tenant shall have the right to have access to portions of the roof of the Building as set forth on Schedule B attached hereto and made a part hereof, for the purposes set forth therein.

         B. Tenant shall have the right to engage Carriers on the terms and conditions provided for in Schedule C attached hereto and made a part hereof.

                                   ARTICLE 40
                                  RENEWAL TERM

         Section 40.1 Tenant shall have the option (the "Renewal Option") to extend the term of this Lease for one (1) additional period of five (5) years (the "Renewal Term"), which Renewal Term shall (i) commence on the date immediately succeeding the Fixed Expiration Date, and (ii) end on the fifth
(5th) anniversary of the Fixed Expiration Date, provided that (a) Net2000 Communications Real Estate, Inc. shall be tenant hereunder, (b) this Lease shall not have been previously terminated, (c) Tenant shall occupy at least eighty percent (80%) of the Premises for the conduct of its business and (d) no Event of Default shall then be occurring (x) on the date Tenant gives Landlord written notice (the "Renewal Notice") of Tenant's election to exercise the Renewal Option, and (y) on the Fixed Expiration Date, Such Renewal Option may be exercised with respect to the entire Premises only and shall be exercisable by Tenant delivering the Renewal Notice to Landlord at least twelve (12) months prior to the Fixed Expiration Date. Time is of the essence with respect to the giving of the Renewal Notice. Upon the giving of the Renewal Notice, Tenant shall have no further right or option to extend or renew the Term.

         Section 40.2 If Tenant exercises the Renewal Option, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the Fixed Rent shall be deemed to mean the Fixed Rent as determined pursuant to Section 40.3 hereof, (ii) Tenant shall not be entitled to any rent abatement or credit against the Fixed Rent pursuant to
Article I hereof, (iii) the provisions of Article 19 with respect to Landlord's Work shall not be applicable during the Renewal Term, (iv) Tenant shall not be entitled to the ADA Tenant Fund with respect to the Renewal Term and (v) the provisions of Section 40.1 of this Article relative to Tenant's right to renew the Term of this Lease shall not be applicable. It is expressly understood that during the Renewal Term, Tenant shall have no further right to renew this Lease.

         Section 40.3 For the Renewal Term the Fixed Rent shall be determined as follows:

         (A) The Fixed Rent for the Premises for the Renewal Term shall be an amount equal to the greater of (a) the annual fair market rental value of the Premises (the "Premises Fair Market Rent") on the first day of the Renewal Term or (b) the Fixed Rent payable by Tenant on the Fixed Expiration Date (the greater of (a) and (b) being hereinafter referred to as the "Premises Rental Value"). The Fixed Rent for the Licensed Area(s) for the Renewal Term shall be an amount equal to the greater of (x) the annual fair market value of the Licensed Area(s) (the "Licensed Area(s) Fair Market Rent") on the first day of the Renewal Term or (y) the Fixed Rent payable by Tenant on the Fixed Expiration Date (the greater of (x) and (y) being hereinafter referred to as the "Licensed Area(s) Rental Value"). The Premises Fair Market Rent and the Licensed Area(s) Fair Market Rent are sometimes hereinafter referred to as the "Fair Market Rent." The Fair Market Rent shall be determined as if the Premises and the Licensed Area(s) were available in the then rental market for comparable first class market buildings in midtown Manhattan and assuming that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Premises and the Licensed Area(s) can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent, taking into account:

                  (i) the fact that the Base Taxes and the Base Wage Rate provided herein shall not change for the purpose of calculating the escalation payments payable pursuant to Article 27 hereof, which payments shall continue to be made during the Renewal Term;

                  (ii) the fact that as of the commencement of the Renewal Term, Tenant shall not be required to pay, in addition to the escalation payments presently provided for under this Lease, Tenant's Share of such other escalation payments which Landlord is then charging tenants under other leases or offers for leases in the Building or in other buildings then owned by Landlord or its affiliates or under common management with the management company then managing the Building or of such other escalation payments which other landlords are then charging tenants under leases or offers for leases in other office buildings which are similar in character or location to the Building;

                  (iii) the fact that Landlord shall not be obligated to perform any work, including, without limitation, Landlord's Work, in the Premises or the Licensed Area(s) to prepare the same for Tenant's occupancy and use;

                  (iv) the fact that Tenant shall not be entitled to the ADA Tenant Fund during the Renewal Term; and

                  (v) the fact that Tenant shall not be entitled to any rent abatement or credit against the Fixed Rent during the Renewal Term.

         During the Renewal Term, Escalation Rent shall continue to be paid pursuant to Article 27 hereof.

         (B) For purposes of determining the Fair Market Rent, the following procedure shall apply:

             (1) the Fair Market Rent shall be determined by Landlord on the basis of the highest and best use of the Premises assuming that (i) the Premises are free and clear of all leases and tenancies (including this Lease) and (ii) the Licensed Area(s) are free and clear of all licenses (including the license created by this Lease), and, at the election of Landlord, that the Premises and the Licensed Area(s), as the case may be, are occupied by one (1) tenant or are subdivided and occupied by more than one (1) tenant, whether improved or unimproved.

             (2) Landlord shall give Tenant written notice (the "Rent Notice") within one hundred twenty (120) days prior to the Fixed Expiration Date, which Rent Notice shall set forth Landlord's determination of the Premises Fair Market Rent and the Licensed Area(s) Fair Market Rent ("Landlord's Determination"). If Landlord shall fail or refuse to give such Notice as aforesaid with respect to the Premises Fair Market Rent, the Premises Rental Value shall be deemed to be the Fixed Rent then payable by Tenant on the Fixed Expiration Date with respect to the Premises, and if Landlord shall fail or refuse to give such Notice as aforesaid with respect to the Licensed Area(s) Fair Market Rent, the Licensed Area(s) Rental Value shall be deemed to be the Fixed Rent then payable by Tenant on the Fixed Expiration Date with respect to the Licensed Area(s).

             (3) If Landlord's Determination with respect to the Premises or the Licensed Area(s) exceeds the Fixed Rent with respect to the Premises and the Licensed Area(s), respectively, payable by Tenant on the Fixed Expiration Date, then Tenant shall give Landlord written notice ("Tenant's Notice"), within thirty (30) days after Tenant's receipt of the Rent Notice, of whether Tenant accepts or disputes Landlord's Determination with respect to the Premises or the Licensed Area(s), as the case may be. If Tenant in Tenant's Notice accepts Landlord's Determination or if Tenant fails or refuses to give Tenant's Notice as aforesaid, Tenant shall be deemed to have accepted Landlord's Determination for the Renewal Term in accordance with the terms of this Article. If Tenant in Tenant's Notice disputes Landlord's Determination, Tenant shall deliver to Landlord, within thirty (30) days after Tenant's receipt of the Rent Notice, Tenant's determination of the Premises Fair Market Rent or the Licensed Area Fair Market Rent, as the case may be ("Tenant's Determination"), as determined by an independent real estate appraiser ("Tenant's Appraiser") together with a copy of the appraisal prepared by Tenant's Appraiser.

             (4) Landlord shall give Tenant written notice ("Landlord's Notice"), within thirty (30) days after Landlord's receipt of Tenant's Determination, of whether Landlord accepts or disputes Tenant's Determination. If Landlord in Landlord's Notice accepts Tenant's Determination or if Landlord fails or refuses to give Landlord's Notice as aforesaid. Landlord shall be deemed to have accepted Tenant's Determination. If Landlord in Landlord's Notice disputes Tenant's Determination, Landlord shall appoint an independent real estate appraiser ("Landlord's Appraiser"). If within thirty (30) days after Tenant's receipt of Landlord's Notice in dispute, Landlord's Appraiser and Tenant's Appraiser shall mutually agree upon the determination (the "Mutual Determination") of the Premises Fair Market Rent or Licensed Area(s) Fair Market Rent, as the case may be, their determination shall be final and binding upon the parties. If Landlord's Appraiser and Tenant's Appraiser shall be unable to reach a Mutual Determination within said thirty (30) day period, both of the Appraisers shall jointly select a third independent real estate appraiser ("Third Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord's Appraiser and Tenant's Appraiser shall be unable to jointly agree on the designation of the Third Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Third Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

             (5) The Third Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Third Appraiser, choose either Landlord's or Tenant's Determination, and such choice by the Third Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses if any, in connection with any arbitration under this Section, including the expenses and fees of any Appraiser selected by it in accordance with provisions of this Article. Any Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ten
(10) years' experience in leasing and valuation of properties which are similar in character to the Building, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraisers shall not have the power to add to, modify or change any of the provisions of this Lease.

             (6) It is expressly understood that any determination of the Fair Market Rent pursuant to this Article shall be based on the criteria stated in
Section 40.3 hereof.

         (C) After a determination has been made of the Rental Value for the Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Rental Value as hereinabove determined.

         (D) If the final determination of the Rental Value shall not be made on or before the first day of the Renewal Term in accordance with the provisions of this Article, pending such final determination Tenant shall continue to pay, as the Fixed Rent for the Renewal Term, an amount equal to Landlord's Determination (subject to escalation pursuant to Article 27 hereof). If, based upon the final determination hereunder of the Rental Value, the payments made by Tenant on account of the Fixed Rent for such portion of the Renewal Term were (i) less than the Rental Value payable for the Renewal Term, Tenant shall pay to Landlord the amount of such deficiency within five (5) days after demand therefor or
(ii) greater than the Rental Value payable for the Renewal Term, Landlord promptly shall refund to Tenant the amount of such excess.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                       Landlord

                       HUDSON TELECOM CENTER, LLC

                       By: See Attached Signature Block
                          ------------------------------------
                          Name:
                          Title:

                       Tenant

                       NET2000 COMMUNICATIONS REAL ESTATE, INC.

                       By: /s/ Jason Karp
                          -------------------------------------
                          Name:  Jason Karp
                          Title: Director-Legal and Regulatory Affairs
                                 Assistant Secretary

          Signature Block for Lease Between Hudson Telecom Center, LLC
                                       and
                    Net 2000 Communications Real Estate Inc.

Hudson Telecom Center, LLC,
a Delaware limited liability company

By: Bristol Telecom Center, LLC,
    a Delaware limited liability company
    Member

    By: Bristol Realty Holdings, LLC,
        a Delaware limited liability company,
        Its Sole Member

        By: Bristol Group, Inc.,
            a California corporation,
            Member

            /s/ Jeffrey S. Kott
            -------------------
            Jeffrey S. Kott
            Principal

            /s/ James J. Curtis
            -------------------
            James J. Curtis
            Principal

                                   SCHEDULE A

                              RULES AND REGULATIONS

         (1) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

         (2) No awnings, air-conditioning units, fans or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens, other than those which conform to Building standards as established by Landlord from time to time, shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design and bulb color approved by Landlord, which consent shall not be withheld or delayed unreasonably unless the prior consent of Landlord has been obtained for other lamping.

         (3) No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the names of Tenant and any Related Entity may appear on the entrance door of the Premises. In the event of the violation of the foregoing by Tenant, if Tenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the reasonable expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be of a size, color and style reasonably acceptable to Landlord.

         (4) The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by Tenant.

         (5) No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

         (6) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

         (7) Subject to the provisions of Article 3 of this Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and as Landlord may direct.

         (8) No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise.

         (9) Tenant shall not make, or permit to be made, any unseemly or unreasonably disturbing noises or unreasonably disturb or unreasonably interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way.

         (10) Tenant, or any of Tenant's employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy.

         (11) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto. Tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, and in the event of the loss of any keys furnished at Landlord's expense, Tenant shall pay to Landlord the reasonable cost thereof.

         (12) No bicycles, vehicles or animals of any kind, except for seeing eye dogs, shall be brought into or kept by Tenant in or about the Premises or the Building.

         (13) All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         (14) Tenant shall not occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises, nor advertise for labor giving an address at the Premises.

         (15) Tenant shall not purchase spring water, ice, towels or other like service, or accept barbering or bootblacking services in the Premises, from any company or persons not approved by Landlord, which approval shall not be withheld or delayed unreasonably and at hours and under regulations other than as reasonably fixed by Landlord.

         (16) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         (17) Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a pass to the Building signed or approved by Landlord. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant.

         (18) Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises.

         (19) The requirements of Tenant will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

         (20) Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

         (21) There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         (22) Tenant may, at its sole cost and expense and subject to compliance with all applicable Requirements and the provisions of Articles 3 and 4 of this Lease, install and maintain vending machines for the exclusive use by Tenant, its officers, employees and business guests, provided that each machine, where necessary shall have a waterproof mat thereunder and be connected to a drain.

         (23) Tenant shall keep the entrance door to the Premises closed at all times.

         (24) Tenant shall comply with and abide by the reasonable standard operating procedures established by Landlord for the Building.

         (25) Tenant shall, at its expense, issue to each employee of Tenant, an identification card containing the name of the company and a photograph and signature of such employee.

         Landlord shall provide Tenant with prior written notice of any material changes, modifications or amendments to the Rules and Regulations set forth herein.

                                   SCHEDULE B

                     ROOF RIGHTS, LOADING DOCK AND BASEMENT

         A. Roof Rights

             (1) Subject to the rights of other tenants in the Building, Landlord shall make available to Tenant, for Tenant's own use (and not for resale purposes) sufficient (as reasonably determined by Landlord) space on the roof of the Building for any HVAC equipment which may be installed by Tenant in accordance with Section 3.1 (such HVAC equipment shall be referred to as the "Roof Equipment") at a location designated by Landlord in its sole discretion. The area so designated shall be an exclusive Licensed Area, however, Tenant's use of the roof of the Building shall be on a nonexclusive basis. In connection therewith, and subject to the rights of other tenants and occupants of the Building, Landlord shall make available to Tenant access to the roof for the construction, installation, maintenance, repair, operation and use of the Roof Equipment, as well as reasonable space in the Building to run ductwork from the HVAC equipment to the Premises. The installation of the Roof Equipment shall constitute an Alteration and shall be performed, at Tenant's sole cost and expense (including, without limitation, any costs and expenses in connection with reinforcing the roof of the Building, if required), in accordance with and subject to the provisions of Article 3 hereof. All of the provisions of this Lease with respect to Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Roof Equipment, including, without limitation, provisions relating to compliance with Requirements, Insurance Requirements, insurance, indemnity, repairs and maintenance. The license granted to Tenant in this Schedule B shall not be assignable by Tenant separate and apart from this Lease.

             (2) Tenant shall exercise its rights and perform its obligations hereunder in such a way as to not cause interference with the use of the roof by Landlord or other tenants or occupants of the Building and users of the roof. In the event that the operation of Tenant's facilities causes or results in interference with the operations of Landlord or other tenants, occupants or users, Tenant agrees to eliminate such interference, including, without limitation, reconfiguring or relocating Tenant's HVAC equipment, re-engineering Tenant's roof operation, working with Landlord or other tenants, occupants or users, and all other steps deemed necessary by Landlord to eliminate such interference.

             (3) Landlord shall not have any obligations with respect to the Roof Equipment or compliance with any Requirements relating thereto (including, without limitation, the obtaining of any required permits or licenses, or the maintenance thereof), nor shall Landlord be responsible for any damage that may be caused to Tenant or the Roof Equipment by any other tenant or occupant of the Building.

             (4) Tenant shall (i) be solely responsible for any damage caused as a result of the use of the Roof Equipment, (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Requirements relating to the installation, maintenance or use of the Roof Equipment, (iii) promptly comply with all precautions and safeguards recommended by Landlord's insurance company and all Governmental Authorities, and (iv) perform all necessary repairs or replacements to, or maintenance of, the Roof Equipment, except that at Landlord's option, Landlord may elect to perform such repairs, replacements or maintenance at Tenant's sole cost and expense.

         B. As part of the Initial Alterations, Tenant shall have the right to install an emergency generator (the "Generator") in an area designated by Landlord. In addition, as part of the Initial Alterations Tenant shall have the right to install an emergency generator plug on the exterior of the Building in a location selected by Landlord, in its sole discretion for the sole purpose of connecting the Premises to the Generator. Such installation shall be an Alteration under this Lease, and shall be performed in accordance with, and subject to, the terms and conditions set forth in Article 3 of this Lease. Tenant shall have the right to test the Generator once per week at a time reasonably acceptable to Landlord.

         C. As part of the Initial Alterations, Tenant shall, at its sole cost and expense, (i) construct an electrical room in the basement at a location designated by Landlord in which to install Tenant's electrical transformer, (ii) install such equipment as shall be necessary to bring the electrical capacity provided to Tenant pursuant to Section 13.1 from Landlord's electrical room in the basement to Tenant's electrical room in the basement, unless Landlord, at its option, completes such work, (iii) install two (2) four inch (4") conduits within the existing Building risers from Tenant's electrical room in the basement to bring the electrical capacity from the basement to the Premises and
(iv) distribute such capacity within the Premises in a manner approved by Landlord and as required for Tenant's business operations.

         D. As part of the Initial Alterations, Tenant shall have the right to perform or install the following (i) eight(8) covered cable trays for fiber optic cable to run from the point of entry to the Building to the "meet-me" room of the Building located in the basement and from the "meet-me" room of the Building located in the basement to the Premises; (ii) eight (8) six inch (6") glycol risers subject to Landlord's approval as to their location; (iii) two (2) bus ducts for Tenant's primary power from Tenant's electrical closet in the basement to the Premises, subject to Landlord's approval as to their location; and (iv) two (2) bus ducts for Tenant's emergency power from the Generator to the Premises, subject to Landlord's approval as to their location.

         E. Tenant may, at its sole cost and expense, install a fuel storage tank located in the basement of the Building, and use heating fuel therefrom, subject to Landlord's approval as to its location. Landlord shall, at Tenant's expense, install a submeter(s) on such tanks for the purpose of measuring Tenant's fuel consumption and Tenant shall pay to Landlord from time to time within ten (10) days after demand 105% of (a) Tenant's pro rata share (based on the ratio of Tenant's fuel tanks installed to the number of total fuel tanks purchased, installed and maintained) of the cost of the purchase, installation, maintenance, repair and, if necessary, the replacement of the fuel tanks plus (b) the cost to Landlord of the fuel consumed by Tenant as shown by such submeter(s).

         F. Tenant acknowledges and agrees that the privileges granted Tenant under this Schedule B shall merely constitute a license and shall not, now or at any time after the installation of the Generator, be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof. The license granted to Tenant in this Schedule B shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination.

                                   SCHEDULE C

                           TELECOMMUNICATIONS CARRIERS

         Tenant shall have the right at no additional cost to Tenant to select and utilize at least three (3) telecommunications carriers and as many additional telecommunications carriers (the "Carriers") as Tenant shall be able to accommodate within the conduits which have been allocated to Tenant pursuant to Schedule B, item (C)(iii) in the riser equipment located upon the Premises and the Building, provided that, all such Carriers shall be subject to all applicable Requirements, to Landlord's approval which shall not be unreasonably withheld or delayed and to the execution by such Carriers of an agreement acceptable in form and substance including, without limitation, appropriate indemnity and insurance provisions, to Landlord in its sole discretion pursuant to which Landlord shall grant to the Carriers a license (which shall be coextensive with the rights and privileges granted to Tenant under this Lease) to install, operate, maintain, repair and replace cable and related equipment within the Premises and such vertical risers and horizontal pathways within the Building but outside of the Premises which are necessary to provide telecommunications and data services to Tenant at the Premises. The License contemplated herein shall be intended to permit the Carriers to co-locate with Tenant at the Premises and shall not be intended to grant an exclusive right to Tenant or any of the Carriers. Landlord reserves the right at its sole discretion to grant, renew or extend licenses to other telecommunications and data carriers for the purposes of locating telecommunications equipment in the Building which may serve Tenant or other tenants in the Building. Nothing herein shall grant to Carriers any greater rights or privileges than Tenant is granted pursuant to the terms of this Lease. Tenant shall be responsible for ensuring that such Carriers comply with the terms and conditions imposed upon Tenant under this Lease, and, any failure by such Carriers to observe and comply with the applicable terms, conditions, agreement and covenants on behalf of Tenant, shall be a default hereunder.

                                   EXHIBIT A

                                 LANDLORD'S WORK

1. Landlord shall close, by bricking over or otherwise, the windows in the Premises located on the north side of the Building.

2.       Landlord shall install a ventilation system to ventilate the Generator.

3. Landlord shall install a ventilation system to ventilate Tenant's fuel room in the basement of the Building.

4.       Landlord shall provide a central Building signal and safety ground.

         All Landlord's Work shall be performed using building standard materials.

                                   EXHIBIT B

                         LANDLORD'S BASE BUILDING WORK

1.       Landlord shall install window and roof replacements.

2.       Landlord shall complete stairwell improvements.

3.       Landlord shall upgrade existing elevators.

4. Landlord shall install a stub-up as support for the installation of Tenant's steel frame and dunnage equipment.


5. Landlord shall upgrade utility shafts and install utility supports in critical areas of the Building.

6.       Landlord shall install core plumbing risers and fire protection risers.

7.       Landlord shall install grounding systems.

8. Landlord shall install fire pumps, fire alarms and a base Building security system.

         All of Landlord's Base Building work shall be undertaken by Landlord using building standard materials and procedures to the extent reasonably necessary, in Landlord's sole, but reasonable, judgment, to prepare the Building to accommodate Tenant's operations.

                                      B-1